UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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SPARTECH CORPORATION

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SPARTECH CORPORATION
120 S. Central Avenue, Suite 1700
Clayton, Missouri 63105-1705
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 17, 2011
DEAR FELLOW SHAREHOLDER:
I cordially invite you to attend the 2011 Annual Meeting of Shareholders of Spartech Corporation to be held at 8:00 a.m. CST on Thursday, March 17, 2011, at the St. Louis Club, 7701 Forsyth Boulevard, Saint Louis, MO 63105.
At the Annual Meeting, shareholders will be asked to consider the following items of business:
1.	To elect eight directors to serve for one-year terms;
2.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year;
3.	To hold an advisory vote on executive compensation;
4.	To hold an advisory vote to determine the frequency of future advisory votes on executive compensation;
5.	To approve the Company’s 2011 Executive Bonus Plan and, for purposes of Section 162(m) of the Internal Revenue Code, the material terms of the Plan, including the list of performance goals through which awards made under the Plan may be earned in order to qualify those awards as performance-based compensation;
6.	To transact such other business as may properly come before the meeting.
These items of business are described in detail in the accompanying Proxy Statement. Please read it carefully.
Every year, shareholders are given the opportunity to participate directly in the governance of Spartech Corporation through the proxy voting process. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly submit your vote by proxy via the Internet, by phone, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.
On behalf of Spartech Corporation, its Board of Directors, and the senior leadership team, I would like to express our appreciation for your continued interest in Spartech Corporation.
Sincerely,
/s/ Victoria M. Holt
Victoria M. Holt
President and
Chief Executive Officer
February 7, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MARCH 17, 2011.
Copies of the enclosed Proxy Statement for the 2011 Annual Meeting and the 2010 Annual
Report to Shareholders are also available on the Company’s website at
www.spartech.com under the “Investor Relations” section.
SPARTECH CORPORATION
PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 17, 2011
To Our Shareholders:
Spartech Corporation (“Spartech” or the “Company”) is soliciting the enclosed proxy on behalf of its Board of Directors (the “Board”) for use at the Company’s 2011 Annual Meeting of Shareholders. This Proxy Statement (the “Proxy”) and form of proxy solicited hereby are being sent or delivered to shareholders of the Company beginning on or about February 7, 2011.
Any shareholder giving a proxy has the right to revoke it before the proxy is voted at our Annual Meeting by one of the following ways: (a) subsequently submitting a new proxy (including by Internet or telephone) that is received by the deadline specified on the accompanying proxy card; (b) giving written notice of your revocation to the Spartech Corporate Secretary; or (c) voting in person at the Annual Meeting. Execution or revocation of a proxy will not in any way affect the shareholder’s right to attend the Annual Meeting and vote in person.
The Board selected the persons named in the accompanying proxy, who have advised the Company that they intend to vote the shares represented by all properly executed and unrevoked proxies received by them both FOR the Board nominees for director, FOR proposals 2 and 3, FOR the approval of an annual advisory vote on executive compensation and FOR proposal 5 as set forth in the Notice of Annual Meeting of Shareholders, if no contrary instructions are given. Further, these named persons will vote on any other matter which may come before the Annual Meeting in accordance with their best judgment.
All expenses for the preparation and mailing of this Proxy Statement and form of proxy will be paid by the Company. In addition to solicitations by mail, a number of regular employees of the Company and Wells Fargo Shareowner Services, who serves as the Company’s transfer agent, may solicit proxies in person or by telephone, but will not be separately compensated for such solicitation services. The Company has arranged for the services of Georgeson Shareholder Communications Inc. (“Georgeson”) to assist in the solicitation of proxies, for which the Company has agreed to pay Georgeson a fee of approximately $15,000 plus reimbursement of out-of-pocket expenses. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable costs incurred by them in transmitting proxy materials to the beneficial owners of the Company’s common stock.
Sincerely,
/s/ Rosemary L. Klein
Rosemary L. Klein
Senior Vice President,
General Counsel and
Corporate Secretary
February 7, 2011

Page
Outstanding Shares and Voting Procedures	1
Proposal 1 - Election of Directors	2
Board of Directors	4
Board of Directors Meetings	5
Board of Directors Leadership Structure	5
Risk Oversight	6
Committees	6
Independence	8
Compensation Committee Interlocks and Insider Participation	8
Hedging Policy	8
Certain Business Relationships and Transactions	8
Code of Ethics	8
Compensation of Directors	8
Director Compensation Table	10
Communication With Directors	10
Executive Compensation	11
Compensation Discussion and Analysis	11
Compensation Committee Report	23
Compensation of Executive Officers	24
Grants of Plan-Based Awards For Fiscal 2010	26
Outstanding Equity Awards At October 30, 2010	27
Option Exercises and Restricted Stock Vested During Fiscal 2010	28
Nonqualified Deferred Compensation In Fiscal 2010	28
Potential Payments Upon Termination or Change In Control	29
Security Ownership	35
Section 16(a) Beneficial Ownership Reporting Compliance	36
Equity Compensation Plan Information	36
Proposal 2 - Ratification of Selection of Independent Registered Public Accounting Firm	37
Proposal 3 - Advisory Vote on Executive Compensation	39
Proposal 4 - Advisory Vote on Frequency of Advisory Vote on Executive Compensation	40
Proposal 5 - Approval of The Company’s 2011 Executive Bonus Plan and, For Purposes of Section 162(m) of The Internal Revenue Code, The Material Terms of The Plan, Including The List of Performance Goals Through Which Awards Made Under The Plan May Be Earned In Order To Qualify Those Awards As Performance-Based Compensation	41
Board of Director Nominations	43
Proposals of Shareholders	43
Electronic Access to Proxy Materials and Annual Report	44
Other Information	44
2011 Executive Bonus Plan	APPENDIX A

OUTSTANDING SHARES AND VOTING PROCEDURES
The Board has fixed the close of business on January 21, 2011 as the record date to determine who is entitled to receive notice of and to vote at the Annual Meeting. There were 30,884,606 shares of Common Stock, $0.75 par value per share, outstanding on the record date, each entitled to one vote. Only shareholders of record at the close of business on the record date are entitled to receive notice of and to vote at the Annual Meeting and any and all adjournments or postponements thereof.
A majority of the issued and outstanding shares of common stock entitled to vote must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum.
With respect to Proposal 1, the election of directors, because this election of directors is not a contested election, each director will be elected by the vote of the majority of the votes cast when a quorum is present. A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “withhold” or “against” that director. “Votes cast” excludes abstentions and any broker non-votes. Accordingly, abstentions and broker non-votes will have no effect on the election of directors. Under Delaware law, if an incumbent director-nominee is not elected at the Annual Meeting, the director will continue to serve on the Board as a “holdover director.” As required by the Board of Directors’ Corporate Governance Guidelines, each director-nominee has submitted an irrevocable contingent letter of resignation that becomes effective if he or she is not elected by a majority of the votes cast by shareholders and the Board accepts the resignation. If a director-nominee is not elected by a majority of the votes cast, the Governance Committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation. The Board will decide whether to accept or reject the resignation and publicly disclose its decision within 90 days after the date of the Annual Meeting.
With respect to Proposal 2, to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, requires the affirmative vote of a majority of the stock having voting power present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will therefore have the same effect as negative votes while broker non-votes will therefore have no effect for the purpose of determining whether the proposal has been approved.
With respect to Proposal 3, to approve, on an advisory non-binding basis, the Company’s executive compensation, the affirmative vote of a majority of the stock having voting power present in person or by proxy and entitled to vote at the Annual Meeting is required for approval. Abstentions will therefore have the same effect as negative votes while broker non-votes will therefore have no effect for the purpose of determining whether the proposal has been approved.
With respect to Proposal 4, to approve, on an advisory non-binding basis, the frequency of the advisory vote on executive compensation, the frequency of the advisory vote on executive compensation receiving the greatest number of votes (every one, two or three years) will be considered the frequency approved by shareholders. Abstentions and broker non-votes will therefore have no effect on such vote.
With respect to Proposal 5, to approve the Company’s 2011 Executive Bonus Plan and, for purposes of Section 162(m) of the Internal Revenue Code, the material terms of the Plan, including the list of performance goals through which awards made under the Plan may be earned in order to qualify those awards as performance-based compensation, the affirmative vote of a majority of the stock having voting power present in person or by proxy and entitled to vote at the Annual Meeting is required for approval. Abstentions will therefore have the same effect as negative votes while broker non-votes will therefore have no effect for the purpose of determining whether the proposal has been approved.

PROPOSAL 1
ELECTION OF DIRECTORS
The Board currently consists of eight directors. Pursuant to our amended Bylaw’s, beginning with the 2009 Annual Meeting the Board was declassified over a period of three years. The amendment will be fully phased in as of the 2011 Annual Meeting, upon and after which each of the Company’s directors will serve for one year terms and be subject to annual election by the shareholders.
Accordingly, the shareholders will elect eight directors at the 2011 Annual Meeting. Each Director will hold office until the Annual Meeting of Shareholders in 2012, or until a successor is duly elected and qualified, or until his or her earlier death, resignation or removal. The Board does not consider whether nominees will be unable to stand for election, but should any nominee become unable to serve or for good cause will not serve, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute candidate nominated by the Board.
The Governance Committee is responsible under its Charter for identifying and recommending to the Board qualified candidates for election to the Board at each Annual Meeting of Shareholders as well as to fill any vacancies on the Board. In identifying and evaluating nominees for director, the Governance Committee considers candidates potential contribution to the diversity of backgrounds, skills and experience which the Board desires to have represented and the ability to devote sufficient time and effort to his or her duties as a director, as well as other factors which the candidate may bring to the Board. The process is the same whether the candidate is recommended by a shareholder, another director, management or otherwise. Periodically, the Governance Committee reviews the size, structure and membership of the Board and its committees to assure that the proper skills and experience are represented on the Board as well as each of its committees.
The Company expects that members of the Board will have a diverse portfolio of backgrounds, skills, and experiences. One goal of this diversity is to assist the Board in its oversight and advice concerning the Company’s business and operations from all perspectives. Listed below are key skills and experience that the Company considers important for directors to have in light of the Company’s current business and structure.
▪	Leadership Experience. Directors who have served in leadership positions are important to the Company, as they bring experience and perspective in analyzing, shaping, and overseeing the execution of important issues at a senior level. These directors’ insights and guidance, and their ability to assess and respond to situations encountered in serving on the Company’s Board, is enhanced if their leadership experience has been developed at businesses or organizations that operated on a global scale, faced significant challenges, and/or participated in similar industries.
▪	Financial and Accounting Expertise. The Company believes that an understanding of finance, accounting and financial reporting processes is important because it assists our directors in understanding, advising, and overseeing the Company’s capital structure, financing and investing activities, financial reporting, and internal controls thereof.
▪	Operational and Manufacturing Expertise. Directors who have operational and manufacturing experience can provide expertise and guidance in overseeing the execution of important operational initiatives that the Company faces.
▪	Industry Expertise. The Company believes that experience in the industries in which the Company participates is useful in understanding its research and development efforts, competing technologies, the various products and processes that the Company develops, its manufacturing operations, and the market segments in which the Company competes.
▪	Strategic Planning Experience. Directors who have a background in strategic planning provide insight into developing and implementing strategies for growing the Company’s business, both organically and through combination with other organizations.
▪	International Experience. Because the Company has international operations with manufacturing facilities and offices in other countries, directors with international experience provide a useful business and cultural perspective regarding significant aspects of the Company’s international footprint.
▪	Board of Directors Experience. Directors who have served on other boards provide advice and insights with regard to the dynamics and operation of a board of directors; the relations of a board to the Chief Executive

Officer and senior leadership; the importance of particular agenda and oversight matters; and oversight of a changing mix of strategic, operational, and compliance-related matters.
Based on the recommendation of the Governance Committee, the Board has nominated current directors Ralph B. Andy, Lloyd E. Campbell, Edward J. Dineen, Victoria M. Holt, Walter J. Klein, Pamela F. Lenehan, Jackson W. Robinson and Craig A. Wolfanger to be re-elected as directors of the Company. For the 2011 Annual Meeting, the Company did not receive any recommendations by shareholders for nominations to the Board.

The Board of Directors unanimously recommends a vote
FOR the eight Board of Directors’ nominees (Item 1 on the Proxy Card).

BOARD OF DIRECTORS
The current members of our Board of Directors are set forth below, along with a description of their business experience, directorships during the past five years and qualifications, attributes and skills. Each of the members of our Board of Directors is a nominee standing for reelection and has agreed to serve if elected.

Name, Term and Age	Director Biographical Information

Ralph B. Andy Director since 1998 Age, 66	Mr. Andy has served as non-executive Chairman of the Board of the Company since January 2008. He is the Chairman and President of Pennatronics Corp., a provider of contract electronic manufacturing services, serving in such capacity since 2000. Prior to his association with Pennatronics, Mr. Andy was founder, Chairman and Chief Executive Officer of Polycom Huntsman, Inc. Mr. Andy brings to the Board more than 30 years of experience in the plastics and compounding industry, including significant leadership, operational and manufacturing knowledge from his roles at both Polycom Huntsman and Pennatronics. Mr. Andy has significant board experience having also previously served as Chairman of the Company’s Compensation Committee as well as serving on the Audit and Governance Committees.

Lloyd E. Campbell Director since 2002 Age, 53	Mr. Campbell is a consultant with Spencer Stuart, a global executive search firm. Prior to joining Spencer Stuart in May 2008, Mr. Campbell was a Managing Director of Rothschild, Inc. as well as a member of the firm’s Investment Banking Committee. Prior to joining Rothschild in June 2001, Mr. Campbell was a Managing Director and the Head of the Private Finance Group at Credit Suisse First Boston. Mr. Campbell brings more than 30 years of financial and accounting and international experience to the Board from these positions. Additionally, Mr. Campbell brings cross-board experience to the Board. He currently serves on the board of directors of The Guardian Life Insurance Company of America and has previously served on the board of directors of Argyle Security. Mr. Campbell has served on the audit committees of both companies.

Edward J. Dineen Director since 2006 Age, 56	Mr. Dineen is Chief Executive Officer of LS9, Inc., an industrial biotechnology company, serving in such capacity since December 2010. Mr. Dineen previously served as Chief Operating Officer of LyondellBasell Industries (NYSE: LYB), one of the world’s largest petrochemical, fuels and polymers companies, and was a member of its Management Board until his departure in December 2009. Mr. Dineen held a series of senior executive positions with LyondellBasell from 1998 until assuming his position as COO in March 2009. In January 2009, LyondellBasell’s U.S. operations and one of its European holding companies voluntarily filed to reorganize under Chapter 11 of the U.S. Bankruptcy Code. Prior to joining LyondellBasell, Mr. Dineen was with ARCO Chemicals for over 20 years. Mr. Dineen brings more than 30 years of industry, operational and manufacturing and international experience, as well as strategic planning experience, to the Board from his positions at LyondellBasell, ARCO Chemicals and LS9.

Victoria M. Holt Director since 2005 Age, 53	Ms. Holt is President and Chief Executive Officer of the Company, serving in such capacity since September 2010. From January 2003 to September 2010, Ms. Holt was Senior Vice President, Glass and Fiber Glass, for PPG Industries, Inc. (NYSE: PPG), a global manufacturer of coatings, chemicals and glass products. Prior to joining PPG, Ms. Holt was Vice President of Performance Films for Solutia Inc (NYSE: SOA). She began her career at Solutia’s predecessor, Monsanto Company (NYSE: MON), where she held various sales, marketing and global general management positions. Ms. Holt brings leadership, strategic planning, industry, operational and manufacturing and international experience to the Board.

Walter J. Klein Director since 2003 Age, 64	Mr. Klein, a CPA, was Vice President, Finance for Stepan Company (NYSE: SCL), a global manufacturer of specialty and intermediate chemicals, from 1992 until his retirement in April 2002. In such capacity, Mr. Klein served as a member of Stephan’s executive leadership team and led the company’s finance organization. Prior to serving as Vice President, Finance for Stepan, he served in other finance and accounting positions, including serving as the company’s controller. Mr. Klein brings more than 30 years of financial and accounting experience, as well as leadership, industry, and international experience, to the Board. Mr. Klein also has cross-board experience, having previously served as a member of the board of directors and chairman of the audit committee of Argyle Security.

Name, Term and Age	Director Biographical Information

Pamela F. Lenehan Director since 2004 Age, 58	Ms. Lenehan is President of Ridge Hill Consulting, LLC, a strategy consulting firm, serving in such capacity since June 2002. Prior to joining Ridge Hill Consulting, Ms. Lenehan was Vice President and Chief Financial Officer of Convergent Networks, Inc. (March 2000-September 2001), and Senior Vice President - Corporate Development and Treasurer of NYSE-listed Oak Industries, Inc. (1995-2000). Prior to that Ms. Lenehan was a Managing Director in Credit Suisse First Boston’s Investment Banking Division and a Vice President at Chase Manhattan Bank. Ms. Lenehan brings more than 30 years of financial and accounting and strategic planning experience to the Board. She also has cross-board experience. Ms. Lenehan currently serves on the board of directors of Monotype Imaging Inc. and National Mentor Holdings. She also chairs the compensation committee and serves on the audit committee of Monotype Imaging and chairs the audit committee of National Mentor Holdings. Ms. Lenehan also previously served over six years on the board of directors of Avid Technology. She holds a Professional Director Certification from the Corporate Directors Group, a national public company director education organization.

Jackson W. Robinson Director since 1993 Age, 68	Mr. Robinson was Chairman of the Board of the Company from May 2005 to January 2008. He is a Partner of Brown Advisory Holdings, Inc., a full-service investment firm. Mr. Robinson also serves as President and Chief Investment Officer of Winslow Management Company, which he founded in 1983 and which is now a separate operating group of Brown Advisory. Mr. Robinson brings more than 30 years of financial and accounting, leadership and strategic planning experience to the Board, with a particular focus on sustainability. He also provides cross-board experience. Mr. Robinson currently serves as a director and member of the audit committee of Jupiter European Opportunities Trust PLC, a closed-end mutual fund listed on the London Stock Exchange, as well as a trustee for Suffield Academy in Connecticut where he serves as the investment committee chair.

Craig A. Wolfanger Director since 2001 Age, 52	Mr. Wolfanger is founder, President and Chief Executive Officer of Raptor Partners LLC, an investment banking firm. Prior to forming Raptor Partners in 2005, Mr. Wolfanger was Senior Managing Director and Head of Investment Banking for Parker/Hunter Incorporated. Prior to joining Parker/Hunter, he was a partner at Alex Brown & Sons, managing its New York investment banking practice. Mr. Wolfanger started his career as an investment banker with Kidder, Peabody & Co. Mr. Wolfanger provides nearly 30 years of experience in strategic planning, financial and accounting and leadership experience to the Board.
BOARD OF DIRECTORS MEETINGS
The Board held eight (8) formal meetings during fiscal 2010. Every director attended at least 75% of the aggregate number of formal meetings of the Board and the committees on which the director served. Also, directors often attend, in a non-voting capacity, meetings of committees on which the directors do not serve.
Pursuant to the Corporate Governance Standards of the New York Stock Exchange (the “NYSE”), the Board holds regularly scheduled executive sessions without management and at least annually schedules an executive session with only independent directors. Mr. Andy, as Chairman of the Board, presides over these sessions.
The Company’s directors are expected to and normally do attend each Annual Meeting. The 2010 Annual Shareholder’s meeting was attended by all of the Directors then serving.
BOARD OF DIRECTORS LEADERSHIP STRUCTURE
The positions of Chairman of the Board and Chief Executive Officer are held by separate persons. The Board believes that there are advantages to having an independent Chairman of the Board for matters such as communications and relations between the Board, the Chief Executive Officer, and other senior leadership; in assisting the Board in reaching consensus on particular strategies and policies; and in facilitating robust senior leadership, Board, and Chief Executive Officer evaluation processes. In addition, the Board believes that the current leadership structure helps to ensure that the appropriate level of oversight, independence and responsibility is applied to all board decisions, including risk oversight. The duties of the independent Chairman of the Board include working with the Chief Executive Officer and other directors to set the agenda for the board meetings, presiding over all meetings of the Board, the Annual Meeting of Shareholders and executive sessions of the independent directors, as well as serving as the principal liaison on Board-wide issues between the independent directors and the Chief Executive Officer.
RISK OVERSIGHT
The Company is exposed to a wide variety of risks in its business activities including strategic risks, operational risks, financial risks, risks relating to general economic conditions and their effect on its industry, and risks relating to regulatory and legal compliance.
Senior leadership is responsible for identifying and managing risks related to significant business activities, mapping the risks to company strategy and developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risks and rewards, and the appropriate manner in which to mitigate risks and reporting on the status of the Company’s risk management activities to the Board.
One of the responsibilities of the Board is the oversight of the Company’s risk management activities. The Board assesses and oversees risks as a part of its review of the related business, financial, or other activities of the Company. In addition, the Board reviews the processes that are implemented by management to identify and evaluate the major risks faced by the Company and oversees and monitors the design and implementation of guidelines and programs to manage those risks. Management provides regular briefings and informational sessions on the significant voluntary and involuntary risks that the Company faces and how the Company is seeking to control and mitigate risks if and when appropriate. The Board also receives specific reports on enterprise risk management which focus primarily on the identification and management of risks that the Board uses in overseeing the Company’s risk management activities. The Company’s enterprise risk management program and practices will continue to evolve over time as best practices in this area and the Company’s businesses change.
COMMITTEES
The Board has four standing committees, Audit, Compensation, Governance and Sustainability. With the exception of the Sustainability Committee, the Board has determined that all members of each of these committees are “independent” under the NYSE Corporate Governance Standards and the Company’s Director Independence Policy.
Each of the Audit, Compensation and Governance Committees has a written Charter setting forth its duties, responsibilities and authority as assigned by the full Board. Each Charter is posted in the “Investor Relations” section of the Company’s website, www.spartech.com.
Audit Committee: The Audit Committee consists of Mr. Klein (Chair), Mr. Campbell and Mr. Wolfanger. The Audit Committee met nine (9) times during fiscal 2010. The Audit Committee’s principal purposes are:
▪	selecting and engaging the independent registered public accounting firm to perform the annual audit of the Company’s financial statements, as well as monitoring and evaluating the independent registered public accounting firm’s performance, and terminating the independent registered public accounting firm;
▪	serving as an independent and objective party to monitor and evaluate the Company’s financial reporting process, internal control systems and internal audit function, the integrity of the Company’s financial statements, and the Company’s and management’s compliance with laws, regulations and policies relating to financial and auditing matters; and
▪	assisting the Board in fulfilling the Board’s responsibilities to shareholders, potential shareholders, securities exchanges, regulatory agencies and the investment community relating to the Company’s financial statements and related legal and regulatory requirements.
The Audit Committee may engage advisors to assist it in carrying out its responsibilities. The Board has determined that Mr. Klein qualifies as an “audit committee financial expert” under the rules of the SEC, and he will continue in that role for the next fiscal year.
Compensation Committee: The Compensation Committee consisted of Ms. Lenehan (Chair), Mr. Dineen, Mr. Wolfanger and Ms. Holt until Ms. Holt’s appointment as President and CEO of the Company on September 8, 2010 when she resigned from her position as a member of the Compensation Committee. The Compensation Committee met nine (9) times during fiscal 2010. The Compensation Committee’s principal purposes are:
▪	establishing the Company’s executive compensation philosophy and ensuring that executive officers are compensated in a manner consistent with such philosophy;

▪	reviewing and approving the Company’s executive compensation plans, programs and benefits, including short-term and long-term incentive plans (subject to board and shareholder approval as needed); and
▪	reviewing the performance of, and approving compensation for, the Chief Executive Officer and other executive officers.
During fiscal 2010, the Compensation Committee engaged DolmatConnell & Partners (“DolmatConnell”) as its independent compensation consultant to provide compensation related services. DolmatConnell reported directly to the Compensation Committee, and the nature and scope of the services rendered for fiscal 2010 by it to the Compensation Committee were:
▪	guidance with respect to executive compensation, taking into account the Company’s business strategies, pay philosophy, shareholders’ interests, prevailing market practices, and relevant legal and regulatory regulations;
▪	assistance with the assessment, design and implementation of short and long-term incentive compensation programs;
▪	assistance with the selection of the companies included in the Company’s peer group; and
▪	advice with respect to best practices related to executive compensation.
To maintain the independence of DolmatConnell’s advice, DolmatConnell does not provide any services for the Company other than those services provided to the Compensation Committee and only received fees and expenses related to services provided to the Compensation Committee.
The Compensation Committee has the final authority to retain and terminate consultants and determines the terms and conditions of those relationships. In its engagement, DolmatConnell receives directions from, and consults on a regular basis with, the Compensation Committee and its members, as well as senior executive officers. In the course of its duties, the Compensation Committee regularly discusses executive compensation matters with DolmatConnell without management present. Although the Compensation Committee seeks and considers the information and advice provided by its consultants, decisions are ultimately made by the Compensation Committee.
In performing an annual assessment of the compensation consultant’s independence, the Compensation Committee considers the nature and amount of work performed for the Compensation Committee during the year, the nature of any unrelated services performed for the Company, and the amount of fees paid for those services in relation to the compensation consultant firm’s total revenues. The Compensation Committee believes that DolmatConnell has been independent during its service.
Governance Committee: The Governance Committee consisted of Mr. Campbell (Chair), Mr. Dineen, Mr. Robinson and Ms. Holt until Ms. Holt’s appointment as President and CEO of the Company on September 8, 2010 when she resigned her position as a member of the Governance Committee. The Governance Committee met three (3) times during fiscal 2010. The Governance Committee’s principal purposes are:
▪	identifying individuals qualified to become Board members consistent with criteria approved by the Board;
▪	recommending to the Board nominees for election at the annual meeting of stockholders and candidates to fill Board vacancies and newly-created Director positions;
▪	overseeing the evaluation of the Board, and its standing committees;
▪	reviewing and recommending to the Board the compensation provided for Board and Committee service;
▪	developing and recommending to the Board corporate governance guidelines applicable to the Company; and
▪	performing a leadership role in shaping the Company’s corporate governance.
The Governance Committee may engage advisors to assist it in carrying out its responsibilities. If you would like additional information about Spartech’s corporate governance policies please refer to the documents presented in the “Investor Relations” section of the Company’s website, www.spartech.com.
Sustainability Committee: The Board formed an ad hoc Sustainability Committee during the first quarter of 2009 to assist the Board and management in the oversight of programs, initiatives and activities in area of sustainability to enhance shareholder value. In November 2010, based upon the Board and management’s belief that sustainability is a key strategy for future growth and development, the Sustainability Committee was established as a standing committee, consisting of Mr. Robinson (Chair), Mr. Andy and Ms. Holt. The primary purposes of the Sustainability Committee are:

▪	to discharge certain of the Board responsibilities relating to the oversight of programs, initiatives and activities of Spartech in the areas of sustainability, technology, environment, health and safety;
▪	to assess and, with management, review sustainability programs, initiatives and activities including product technology, safety of employees, providing safe and sustainable products for customers including the development of “green” products, reducing waste and energy consumption in the Company’s operations; and
▪	to promote and provide community support and encourage employees to volunteer and contribute to the communities where the Company conducts its business.
INDEPENDENCE
The listing standards of the NYSE include a set of Corporate Governance Standards applicable to NYSE listed companies. Among other things, the NYSE Corporate Governance Standards require a majority of the Board and all members of the Audit, Compensation and Governance Committees to be “independent.” The Board has adopted a set of Corporate Governance Guidelines setting forth certain internal governance policies and rules which include a Director Independence Policy implementing the NYSE director independence requirements. The Corporate Governance Guidelines and Director Independence Policy are set forth in the “Investor Relations” section of the Company’s website, www.spartech.com.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
For the period November 1, 2009 through September 8, 2010, the Compensation Committee of the Board was composed of Ms. Lenehan, Mr. Dineen, Mr. Wolfanger and Ms. Holt, none of whom was an officer or employee of the Company during that timeframe. Upon Ms. Holt’s appointment as President and CEO of the Company on September 8, 2010, she resigned her appointment as a member of the Compensation Committee. During fiscal 2010 none of the members of the Compensation Committee had or has any related person transaction requiring disclosure under the rules of the SEC.
HEDGING POLICY
The Board and the Company’s senior executive officers are prohibited from hedging their ownership of or engaging in certain speculative transactions in the Company’s stock, including trading in publicly-traded options, puts, calls, or other derivative instruments related to the Company’s stock or debt.
CERTAIN BUSINESS RELATIONSHIPS AND TRANSACTIONS
As a matter of practice, the Company generally does not engage in material transactions with related parties. The Governance Committee Charter requires any relationship or transaction between the Company and any director or nominee for director or executive officer, an immediate family member of any director, nominee for director or executive officer or a known 5% stockholder which may be required to be publicly disclosed under the rules of the SEC to be disclosed in advance to the Governance Committee. The Governance Committee must then review the transaction and approve or disapprove it taking into account all relevant factors including, in the case of a director, the recommendations of the Company’s General Counsel as to whether it could affect the director’s independence. During Fiscal 2010, there were no related-party transactions that required disclosure pursuant to SEC rules.
CODE OF ETHICS
The Company has adopted a Code of Ethics for its Chief Executive Officer and Senior Financial Officers. Any waiver or amendment to the Code of Ethics will be posted on the Company’s website. The Company also has adopted a Code of Business Conduct & Ethics for Directors, Officers and Employees. Both Code of Ethics are posted in the “Investor Relations” section of the Company’s website, www.spartech.com.
COMPENSATION OF DIRECTORS
The compensation of the Company’s directors is determined by the Governance Committee subject to approval by the entire Board. Ms. Holt, who is the only employee director, receives no compensation for her service as a director. The objectives for the Company’s non-employee director compensation program are to attract highly-qualified individuals to serve on the Board and align directors’ interests with the interests of shareholders. The Governance Committee reviews the program periodically to ensure that it continues to meet these objectives. To determine whether the director compensation program is competitive, the Governance Committee considers general market information in relation to program design. The Governance Committee recommends any change it considers appropriate to the full Board for its review and approval, and includes the relevant information and data for the Board to use in its considerations.
For fiscal 2010, the Company paid each non-employee director, except for Mr. Andy (whose compensation is discussed below), a base annual fee of $65,000, plus additional base annual fees of $10,000, $7,500 and $7,500 for the members (including the Chairs) of the Audit, Compensation and Governance committees, respectively. The Company also paid the Chairs of the Audit, Compensation and Governance committees additional fees of $10,000, $7,500 and $2,500 respectively. Based on the Company’s belief that attendance at meetings is expected as part of Board and committee service, the Company does not pay fees for attendance at Board or committee meetings, but it does pay or reimburse the directors’ travel expenses incurred in attending meetings.
Each non-employee director, except for Mr. Andy, also receives an annual equity award having a fair value of $50,000 based on the closing market price of the Company’s common stock on the date of grant.
Mr. Andy’s Compensation. On January 2, 2008, the Board elected Mr. Andy as Chairman of the Board. In lieu of all other cash and non-cash compensation during the three-year period subsequent to his election as Chairman of the Board, the Board agreed to grant Mr. Andy a one-time award of 69,882 shares of restricted stock, which had a fair value of $1,000,000 based on the January 2, 2008 closing market price of the Company’s common stock and vested in annual one-third increments over a three-year period. This one-time restricted stock award reflected compensation pertaining to Mr. Andy’s service and responsibilities as the non-executive Chairman of the Board and his assistance in transitioning the day-to-day leadership of the Company to a new Chief Executive Officer. Effective January 1, 2011, which concludes the three-year award period for the above grant, Mr. Andy, as Chairman of the Board of Directors, will receive the same retainer and stock grant paid to the other non-employee directors, plus an additional annual cash retainer of $100,000 per year. Although Mr. Andy generally attends all committee meetings, he does not receive any committee retainers.
Director Stock Ownership Policy. The Board has adopted a Director Stock Ownership Policy. This Policy requires each non-employee director to acquire, within four years after the director is first elected to the Board (or by December 2010 for current directors), and hold, until at least one year after the non-employee director leaves the Board, shares of Company common stock having an aggregate public market value of at least three times the director’s annual cash retainer for Board service. During any period of time that a director’s ownership is below this level, the director must retain ownership of 100% of any shares of Company common stock acquired by the director pursuant to the grant, vesting, payout or exercise of any stock-based compensatory award. Restricted stock counts towards calculating ownership to the extent vested, but restricted stock units and other rights to receive shares in the future do not count in calculating ownership levels. For awards granted in fiscal 2008 and thereafter, shares of the Company’s common stock are not deliverable until the first business day following the end of the director’s service on the Board while prior awards of restricted stock units provide that shares of the Company’s common stock are not deliverable until one year after the end of the director’s service on the Board. Upon specific application, the Chairman of the Governance Committee or the Chairman of the Board may grant exceptions to the guidelines in cases of serious hardship or other special circumstances. Each director’s current stock ownership is shown in the table in the section captioned “Security Ownership.”

DIRECTOR COMPENSATION TABLE
The following table discusses non-employee director compensation for fiscal 2010:

					Change in
					Pension Value
					and Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock Awards		Incentive Plan	Compensation	All Other
Director	Paid in Cash	(1)	Option Awards	Compensation	Earnings	Compensation	Total
Ralph B. Andy (2)	$—	$—	None	None	None	None	$—
Lloyd E. Campbell	$85,000	$50,000	None	None	None	None	$135,000
Edward J. Dineen	$80,000	$50,000	None	None	None	None	$130,000
Victoria M. Holt (3)	$68,444	$50,000	None	None	None	None	$118,444
Walter J. Klein	$85,000	$50,000	None	None	None	None	$135,000
Pamela F. Lenehan	$80,000	$50,000	None	None	None	None	$130,000
Jackson W. Robinson	$72,500	$50,000	None	None	None	None	$122,500
Craig A. Wolfanger	$82,500	$50,000	None	None	None	None	$132,500

(1)	Amounts reported in this column represent the grant date fair value of restricted stock unit grants made during fiscal 2010, calculated in accordance with Financial Accounting Standards Board, Accounting Standards Codification, 718, Compensation — Stock Compensation.

(2)	As discussed above, in lieu of all other cash and non-cash compensation during the three-year period subsequent to his election as Chairman of the Board on January 2, 2008, Mr. Andy was granted a one-time award of 69,882 shares of restricted stock, which had a fair value of $1,000,000 based on the January 2, 2008 closing market price of the Company’s common stock.

(3)	Ms. Holt served on the Board as an independent director and member of the Compensation and Governance Committees from November 1, 2009 through September 8, 2010 after such time she was appointed by the Board as the Company’s President and Chief Executive Officer. The amounts Ms. Holt received for her service on the Board as an independent director are included in the Summary Compensation Table within the “Compensation of Executive Officers” section below.
The following table sets forth the number of shares underlying equity awards held by each non-employee director as of October 30, 2010, the Company’s fiscal year end.

	Restricted		Restricted
Director	Stock	Stock Options	Stock Units (2)
Ralph B. Andy	75,484 (1)	15,000	4,312
Lloyd E. Campbell	5,602	15,000	15,158
Edward J. Dineen	5,602	—	10,846
Walter J. Klein	5,602	15,000	15,158
Pamela F. Lenehan	5,602	—	13,713
Jackson W. Robinson	6,723	15,000	16,721
Craig A. Wolfanger	5,602	30,000	15,158

(1)	Includes 23,294 unvested shares of restricted stock.

(2)	Includes additional restricted stock units related to dividends declared on the Company’s Common Stock.
COMMUNICATION WITH DIRECTORS
The Company has established procedures for shareholders or other interested parties to communicate directly with the Board. Such parties can contact the Board by mail at: Spartech Board of Directors, Attention: Ralph B. Andy, Chairman of the Board of Directors, c/o Spartech Corporation, 120 S. Central Avenue, Suite 1700, Clayton, Missouri 63105-1705. All communications made by this means will be received directly by the Chairman of the Board.
The Company has arranged for a third-party company, The Network, to provide an Ethics Hotline for employees, security holders and other interested parties to communicate concerns involving internal controls, accounting or auditing matters directly to the Audit Committee. The Company’s Ethics Hotline phone number is 800-886-2144 (U.S., Mexico and Canada), 0-800-913-446 (France) or 770-582-5285 (International). The Ethics Hotline can also be used to communicate other concerns to the Company’s management. Concerns can be reported anonymously, if the caller chooses.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This section describes Spartech’s compensation program for executive officers. The discussion focuses on the compensation program in effect for the 2010 fiscal year and compensation decisions made with respect to the compensation program. The Compensation Committee of our Board of Directors determines compensation for the CEO. The Compensation Committee also reviews, provides input and guidance, and approves the CEO’s recommendations for the compensation of all other executive officers. In making its decisions, the Committee reviews the performance of the Company, considers shareholder alignment, considers the performance of the individual executive officers, and confers with an independent compensation consultant, DolmatConnell & Partners, to assess the competitive market for comparable executives.
Currently, Spartech (“the Company”) has 11 executive officers. These executive officers have the broadest job responsibilities and policy-making authority in the Company and are held accountable for the Company’s performance. Details of compensation for our Chief Executive Officer (CEO), Chief Financial Officer (CFO), the three other highest paid executive officers (collectively the named executive officers or “NEOs”) and the Company’s former CEO and former Executive Vice President — Custom Sheet and Rollstock can be found in the tables in the section captioned “Compensation of Executive Officers” below.
Objectives and Overview
The objectives of our compensation programs are to:
Drive superior performance — Encourage leaders to achieve and exceed our Company-established performance targets and deliver strong results relative to the companies in our peer group;
Focus on long-term success — Provide a significant portion of executive officers’ compensation through programs linked to our long-term success as incentives to help maximize shareholder return; and
Attract and retain key executives — Attract and retain talented executives whose continued employment is crucial to our success and growth.

The following table outlines the major elements of compensation in fiscal 2010 for our NEOs:

Elements of Compensation		Description		Purpose
Short-Term Compensation	Base Salary	•	Fixed annual compensation that is payment for a satisfactory level of individual performance	•	To attract and retain talent

	Performance-Based Bonus	•	An annual opportunity with actual payouts contingent upon Committee-approved financial and individual performance goals	•	To focus management on short-term (one-year) financial results in targeted areas or in the case of individual targets, to focus on non-financial metrics

Long-Term Incentive	Stock-Settled Stock Appreciation Rights (SSARs)	•	Grants that upon exercise give the holder the right to receive the net appreciation in market value of a specified number of shares of our common stock over a base price	•	To motivate executives to drive long-term increases in common stock market price
				•	To align executives’ interests with those of shareholders

	Time-Vested Restricted Stock	•	Company common stock that cannot be sold or transferred during the vesting period	•	To provide retention incentives by delivering guaranteed in-the-money value to executives
				•	To align executives’ interests with those of shareholders

Benefit Plans	401(k), Life Insurance, and Medical Benefits	•	Standard benefit plans provided by similar firms	•	To provide market-competitive benefits

	Deferred Compensation	•	Annual defined contributions into a non-qualified executive retirement plan	•	To serve as a partial substitute for our lack of a defined benefit retirement plan and contribution limits on 401(k) Plan contributions

				•	To provide a retention tool and retirement benefit without incurring the significant costs of a supplemental executive retirement plan or a traditional pension plan

Perquisites	Auto Allowance	•	A monthly allowance provided to select grandfathered in (pre-2008) executive officers for the costs associated with maintaining an automobile. The Company has eliminated this perquisite in 2011 for all officers.	•	To serve as an additional employment incentive

	Medicare Tax Gross-Up	•	A de minimis cash payment that is equal to the 1.45% Medicare Tax on deferred compensation contributions. The Company has eliminated this perquisite in 2011 for all officers.	•	To preserve the full value of non-cash employee benefits and help the executive avoid making out-of-pocket cash payments for non-cash benefits
Determination of compensation levels of executive officers
The Compensation Committee assesses the performance of the Company in part based on specific measures and targets established by the Compensation Committee and the Board of Directors. Compensation Committee members receive regular updates on business priorities, strategies and results during which they interact with executive officers. However, compensation decisions are not driven entirely by financial performance assessments. Compensation Committee members use their judgment and discretion in making compensation decisions that support our compensation objectives and align with our compensation principles, as discussed in more detail below.
The Compensation Committee retained DolmatConnell & Partners as its independent consultant in 2010. DolmatConnell & Partners advises the Compensation Committee on compensation matters directly relating to executive cash compensation, long-term incentives (LTI) and severance and noncompetition agreements. In particular, the Compensation Committee asked DolmatConnell & Partners to assess the competitive positioning of our compensation programs relative to an appropriate peer group and against published surveys of a large number of cross-industry companies. DolmatConnell & Partners also works for the Compensation Committee on an ongoing basis to review and assess current Company compensation relative to competitive compensation practices and compensation packages for any newly hired or promoted executive officers. There are no potential conflicts of interest because other than the services that DolmatConnell & Partners provides to the Compensation Committee, it does not otherwise provide services to the Company and receives no other compensation from the Company.
Additionally, management hired Pay Governance LLC as its external consultant in 2010 to provide advice and recommendations related to proposed compensation and the design of compensation programs.
Our CEO and certain other executive officers are involved in our executive compensation process. The CEO is responsible for reviewing the performance of her direct reports with the Compensation Committee and making recommendations to the Compensation Committee as to base salary, short-term and long-term incentive awards for such reports. The CEO also makes recommendations to the Compensation Committee on how to structure compensation programs in order to attract, motivate and retain employees. Our CFO, Senior Vice President of Human Resources and General Counsel provide certain financial information, data and input to the Compensation Committee in connection with the executive compensation process.
Overall management compensation principles
The Compensation Committee has established the following principles for compensating Company management:
Pay for performance — Compensation should reflect the performance of the Company over the last fiscal year (the short-term) as well as over a longer period and if Company performance does not meet certain minimum levels, payouts may be reduced or eliminated. In the short-term, compensation will reflect the extent to which goals are missed, met, or exceeded, taking into consideration individual ability to influence results. In the long term, the value delivered under equity-based programs will be driven largely by the performance of our share price and total shareholder return, both intrinsically and in comparison to our peer group;
Support business strategy — Compensation programs should be aligned with business strategies focused on long-term growth and creating value for shareholders;
Pay competitively — Overall target compensation, which is compensation received when achieving expected results, should be in line with that of individuals holding comparable positions and producing similar results at peer group and other public corporations of similar size and industry; and
Focus on a total compensation perspective — All components of pay should be considered when making compensation decisions. These components include base salary, short-term incentives, long-term incentives, benefits and perquisites.
We believe our approach helps us to attract, develop and retain talented executives who are committed to our success and to achieving superior performance.
Determination of executive pay
The Compensation Committee’s philosophy is to target the 50th percentile in the marketplace for target total compensation. We consider compensation to be competitive and appropriately targeted if total compensation falls within a range of plus or minus 15% of the market median. For fiscal 2010, we benchmarked all significant elements of total direct compensation — base salary, bonus, total cash compensation, and all forms of long-term incentives — to the competitive marketplace. Based on data provided by DolmatConnell & Partners, the compensation levels for fiscal 2010 were set within the targeted range and were consistent with our philosophy.
In benchmarking to the competitive marketplace, we considered a peer group of companies. Our peer group with respect to compensation decisions made for fiscal 2010 consisted of 20 companies selected by the Compensation Committee in consultation with DolmatConnell & Partners. The Compensation Committee considered several factors, including:
▪	Revenue 1/2 to 2 times our most recent fiscal year revenue;
▪	Market capitalization 1/2 to 2 times our market capitalization;
▪	Operation in the plastics, or another similar, related industry;
▪	Firms included in the ISS peer group for the Company;
▪	Generally overlapping labor market for recruiting top talent; and
▪	Status as a publicly-traded, U.S.-based corporation.

     The peer group is made up of the following 20 firms:

A. Schulman, Inc.	AEP Industries, Inc.	Arch Chemicals, Inc.
Ferro Corp.	Griffon Corp.	H.B. Fuller Co.
Innophos Holdings, Inc.	Innospec, Inc.	Koppers Holdings, Inc.
Minerals Technologies, Inc.	Myers Industries, Inc.	Olin Corp.
OMNOVA Solutions, Inc.	PolyOne Corp.	Polypore International, Inc.
Quaker Chemical Corp.	Solutia, Inc.	Stepan Co.
Tredegar Corp.	Wausau Paper Corp.
From fiscal 2009 to 2010, five firms (BWAY Holding Company, Georgia Gulf Corp, Rock-Tenn Co., Rockwood Holdings, Inc., and Trex Company, Inc.) were removed from the peer group, and seven firms were added (Griffon Corp., Innophos Holdings, Inc., Innospec, Inc., Koppers Holdings, Inc., Quaker Chemical Corp., Stepan Co., and Wausau Paper Corp.). Firms that were removed either no longer fit the financial criteria of the peer group or were pending acquisition, and were replaced by companies that met all of the screening criteria. The composition of this peer group is reviewed annually.
DolmatConnell & Partners also provided the Compensation Committee with data from broad-based, cross-industry surveys for comparative purposes as an additional resource for its 2010 executive compensation decisions. The survey data is used in conjunction with peer group data to offer a more complete set of data for benchmarking executive compensation.
Elements of executive compensation and executive compensation decisions for 2010
Short-Term Compensation Elements
We believe that it is necessary to provide short-term compensation elements, because short-term incentives provide an immediate benefit paid in cash based on the achievement of business and individual results, thereby promoting the achievement of short-term goals.
Base Salary
Base salary is set at the Compensation Committee’s discretion on an annual basis, primarily based on individual factors, such as position, salary history, individual performance, an individual’s time in that position, placement within the general salary range for the position, and competitive market conditions. The Compensation Committee budgets annual increases in accordance with broader market trends. The Compensation Committee also looks at the competitive marketplace and Company performance in setting aggregate salary increases. In fiscal 2010, the base salary amount was also benchmarked for reasonableness against the 50th percentile of peer group and market survey base salary data for comparable jobs.
The Compensation Committee approved the elimination of the temporary salary reductions for the NEOs that were in effect at the end of fiscal 2009 but determined not to increase base salaries for fiscal 2010.
Annual Performance-Based Bonus
The targeted annual bonus is expressed as a percentage of base salary for each executive officer and is set at the Compensation Committee’s discretion. For fiscal 2010, this amount was also benchmarked against the 50th percentile of bonus data for comparable jobs and responsibilities at peer group companies and in the broader market. Performance metrics, individual objectives and payout thresholds and calculations are established in the beginning of each fiscal year and take into account the Company’s annual business plan. The target levels are generally aligned with the Company’s annual business plan.

The performance metrics for fiscal 2010 were adjusted EBITDA, net working capital as a percentage of sales, and individual objectives weighted 60%, 20%, and 20%, respectively. The Compensation Committee approved a sliding scale for payouts above or below the target based on the perceived difficulty of achieving the targets; the Company designs payouts above 100% to be self-funding from the increased earnings resulting from the higher performance results. The potential payout range for fiscal 2010 for NEOs was from 0% to 200% of target, with the payout based on achievement of performance targets for each performance measure as follows:
Adjusted EBITDA ($ in thousands)

Fiscal 2010 Performance	$79,000	$85,000	$90,000	$95,000	$100,000	$105,000	$110,000	$115,000	$120,000
Multiplier	N/A	0.50	0.75	1.00	1.20	1.40	1.60	1.80	2.00
Net Working Capital as a % of Sales

Fiscal 2010 Performance	11.2%	10.8%	10.5%	10.2%	9.9%	9.6%	9.3%	9.0%
Multiplier	0.50	0.80	1.00	1.20	1.40	1.60	1.80	2.00
Individual Objectives

Executive	Individual Goals
Myles S. Odaniell	Accelerate Company-wide organic growth efforts, extend credit facility agreement and 2004 senior notes; and lead enhancement of Company’s safety program

Randy C. Martin	Plan and position the Company for entry into a new credit facility agreement and amendment of 2004 senior notes; identify opportunities for mid-term growth goals; and develop an enterprise risk management framework

Steven J. Ploeger	Achieve various budget objectives; develop and implement plan to improve customer business earnings; and implement product/business management structure within segment

Janet E. Mann	Accelerate new product commercialization; improve customer relationship management; achieve corporate sustainability goals; and build and staff a new product development center

Michael L. Marcum	Achieve various budget objectives; and develop an international growth strategy

Rosemary L. Klein	Continue to enhance corporate governance controls; improve commercial contracting process; and lead company-wide compliance training
For purposes of the Executive Bonus Plan, adjusted EBITDA may exclude certain unusual or extraordinary items such as restructuring costs, changes in foreign currency exchange rates and the impact of significant acquisitions or divestitures. For fiscal 2010, adjusted EBITDA represented EBITDA from continuing operations excluding restructuring costs, asset impairments, foreign currency losses and certain other non-recurring charges.
Based on the Company’s fiscal 2010 performance of adjusted EBITDA of approximately $49.2 million and net working capital as a percentage of sales of 9.8%, the adjusted EBITDA metric did not pay out and the net working capital as a percentage of sales metric would have paid out at a 1.47 multiplier in accordance with the plan. However, due to the Company’s fiscal 2010 earnings performance, overall management performance and certain non-recurring charges, the Compensation Committee exercised negative discretion on the payout of bonus amounts to the Company’s NEOs and other executive officers by capping the net working capital as a percentage of sales multiplier to 1.00 and limiting the aggregate bonus pool payout under the plan to 30% of the plan target. In addition, the Compensation Committee evaluated the individual objectives on a subjective basis, using its judgment and discretion and exercised negative discretion in considering individual objectives and the overall performance in each individual’s area of responsibility which further reduced the payouts under the plan.
The target and actual annual performance-based bonuses are set forth in the table below along with the target and actual annual performance-based bonuses as a percentage of base salary. Ms. Holt was not eligible for a fiscal 2010 annual performance-based bonus per the terms of her employment agreement and Mr. Odaniell and Mr. Ploeger were not employed with the Company at the end of fiscal 2010.

	Target Bonus		Actual Bonus
	Percent of Base		Percent of Base
Executive	Salary	Target Bonus	Salary	Actual Bonus
Randy C. Martin	60%	$213,600	9%	$32,040
Janet E. Mann	50%	$155,000	12.5%	$38,750
Michael L. Marcum	60%	$174,000	9%	$26,100
Rosemary L. Klein	50%	$137,500	15%	$41,250
For fiscal 2011, the Compensation Committee modified the annual performance-based bonus program to add a provision that no bonuses will be paid out if Adjusted EBITDA does not exceed a designated threshold or the Company fails to remain in compliance with its debt covenants during fiscal 2011.
Long-Term Compensation Elements
We believe that long-term compensation elements provide appropriate motivational tools to achieve certain long-term Company goals and align the interests of our management team closely with those of shareholders. Executive officers participate in our long-term compensation programs based on their ability to make a significant contribution to the Company’s financial performance, their level of responsibility, their ability to meet performance objectives, and their leadership potential.
Each year, the Compensation Committee considers the dilution to shareholders of equity-based compensation and the dollar value of awards and determines the form(s) of awards to be granted. The Compensation Committee approves a pool based on management’s recommendations and by benchmarking to industry/peer group data provided by management and by our compensation consultant. The amount is then allocated among the various compensation elements and to the officers participating in the program.
In fiscal 2010, the Committee granted long-term incentive compensation in the form of stock-settled stock appreciation rights (SSARs) and time-vested restricted stock. We designed the long-term incentive mix to balance SSARs and time-vested restricted stock at roughly 60% and 40%, respectively, of each individual’s total targeted long-term incentive compensation. The Compensation Committee considered the link to shareholder return, accounting expense, retention value to executives, and impact on dilution when determining percentage allocations to the two forms of awards.
Stock-Settled Stock Appreciation Rights (SSARs)
SSARs drive better business performance by having value only when the stock price increases. The number of SSARs issued is based on the approved target dollar amount of SSARs to be awarded, divided by the value of one SSAR, which we determine to be the Black-Scholes value of an equivalent stock option on the grant date. SSARs are similar to stock options but result in fewer shares outstanding because only a net number of shares are issued.
Time-Vested Restricted Stock
Time-vested restricted stock facilitates the retention of top talent. The number of shares of time-vested restricted stock issued is based on the approved target dollar amount of restricted stock to be awarded, divided by the value of one share of time-vested restricted stock, which is equal to the closing stock price on the grant date.
Performance Shares
Performance shares were not granted for fiscal 2010. While the Company had granted performance shares in previous years, at the time the Compensation Committee was considering the annual awards for 2010, the valuation of the performance shares was exceptionally high due to high volatility of the Company’s stock and the three-year duration of the performance period. In addition, management had expressed concerns regarding the effectiveness of the awards in driving performance because it lacked a clear line of sight from the Company’s performance compared to the diverse group of 20 companies in the Peer Group. While the companies in the Peer Group are in the same industry as the Company, or are in another similar, related industry, they are not direct competitors and do not compete with the Company across its entire business. In light of the unique challenges in valuing the awards and management’s concerns regarding their effectiveness, the Committee did not include performance share awards in the long-term incentive mix for fiscal 2010.
For fiscal 2011, the Committee granted long-term compensation in the form of SSARs and long-term performance awards payable in cash rather than equity. The long-term performance awards are based on the Company’s return on invested capital over a three-year performance period and are to be settled in cash based on the attainment of specified performance goals. These awards are designed to promote and reward superior longer-term (three-year) Company performance. These awards will be forfeited if the participant’s employment is terminated during the applicable performance period. The long-term performance plan is intended to motivate and retain the executive officers while limiting the impact of dilution. In addition, the long-term performance plan is intended to satisfy the requirements of Section 162(m).
2008 Performance Shares that vested in 2010
Performance shares are units that are convertible into shares of Company common stock based on three-year total shareholder return of the Company, at a level set by the Compensation Committee relative to the peer group. These awards are designed to promote and reward superior longer-term (three-year) Company performance.
The Company selects a performance standard and compares its performance over a three-year period to the performance of companies in a peer group. The value of the award can exceed the target value if Company performance over that period exceeds that of other companies in the specified peer group; if Company performance over that period lags that of the companies in the peer group, the award value decreases or can become zero.
The performance shares that the Company granted in 2008, vested at the end of fiscal 2010. Based on the Company’s “Total Shareholder Return” over the 2008, 2009 and 2010 fiscal years, the Company’s performance share awards issued in fiscal 2008 did not pay out. Total Shareholder Return must have exceeded the following percentages of the companies in the Peer Group to achieve the specified levels: 30% for threshold, 50% for target, and 100% for maximum.
The chart below provides the potential number of performance shares at the threshold, target and maximum levels and the actual number of performance shares issued based upon the Company’s Total Shareholder Return relative to the “Peer Group” over the 2008, 2009 and 2010 fiscal years:

				Actual
	Number of Performance Shares Granted in 2008			Performance
Executive	Threshold (#)	Target (#)	Maximum(#)	Shares (#)
Victoria M. Holt*	N/A	N/A	N/A	N/A
Myles S. Odaniell	19,900	39,800	79,600	0
Randy C. Martin	7,600	15,200	30,400	0
Steven J. Ploeger*	7,600	15,200	30,400	N/A
Janet E. Mann*	N/A	N/A	N/A	N/A
Michael L. Marcum	5,100	10,200	20,400	0
Rosemary L. Klein*	N/A	N/A	N/A	N/A

*	Ms. Holt and Ms. Klein were not employed by the Company in fiscal 2008 and, accordingly, did not receive any performance share awards in fiscal 2008. Ms. Mann started with the Company in June 2008. As such, she did not receive any performance share awards in fiscal 2008. Due to Mr. Ploeger’s resignation from the Company, all of his performance shares were cancelled without payment.
“Total Shareholder Return” for a company (whether the Company or a Peer Group company) was determined by taking (a) the sum of (i) cash dividends paid by the company over the performance period, plus (ii) the company’s average stock price over each trading day in the Company’s 2010 fiscal year, minus (iii) the company’s average stock price over each trading day in the Company’s 2007 fiscal year, and dividing that amount by (b) the company’s average stock price over each trading day in the Company’s 2007 fiscal year.
For purposes of the performance shares, “Peer Group” means the 2008 peer group companies, as determined by the Compensation Committee and set forth in the 2008 Performance Share guidelines. In addition, the performance shares that the Company granted in 2009 for the fiscal 2009-2011 performance period remain outstanding.
Benefit Plans
We offer benefit plans to our executive officers as a competitive measure in order to attract and retain top talent.
401(k), Life Insurance, and Medical Benefits
All Company employees, including the executive officers, are eligible to participate in 401(k), life insurance, and medical benefits plans. The terms of such benefits for our executive officers are the same as those for all Company employees. The Compensation Committee reinstated the Company’s matching contributions to the 401(k) plan for fiscal 2010 after suspension in fiscal 2009.
Deferred Compensation
For 2010, the Company did not make any contributions to participants’ Deferred Compensation plan accounts as part of company-wide cost saving initiatives and due to the Company’s earnings performance. Executive officers and certain key managers participate in the Company’s deferred compensation plan. The Compensation Committee reviews the plan in conjunction with its compensation consultant as a component of the total compensation program. Under the deferred compensation program, we credit 10% of the cash compensation of each participating executive officer for the preceding calendar year, up to $30,000, to a deferred compensation account for the executive officer. We select the funds in the portfolio, but the executive officer selects the funds in which to invest. Subject to specified vesting requirements, the value of an executive’s account is paid out upon termination of the executive’s employment.
Perquisites
We offered certain perquisites to our executive officers as a competitive measure in order to attract and retain top talent in fiscal 2010. The Compensation Committee voted to remove all perquisites as elements of compensation effective the first day of fiscal 2011 and accordingly, these perquisites will not be part of the Company’s future compensation philosophy.
Auto Allowance
In January 2008, the Company eliminated auto allowances for new employees, but grandfathered in existing employees who were hired prior to that time. Accordingly, during fiscal 2010, the Company provided auto allowances to certain grandfathered executive officers. The value of the auto allowance was set to approximate the average total cost of financing, maintaining, and operating an automobile reasonably appropriate to the executive’s position. In November 2010, these auto allowances were completely eliminated and in connection with their elimination a lump sum payment of $20,400 will be paid to certain grandfathered executive officers.
For fiscal 2010, the car allowance was $850/month and the business use of the car was reimbursable at a rate equal to 50% of the standard IRS mileage rate. Neither our former CEO nor our current CEO received a car allowance in fiscal 2010.
Medicare Tax Gross-Up
Medicare tax gross-ups have previously been de minimis in value. In November 2010, the Compensation Committee completely eliminated these gross-ups. The actual gross-up was determined via mathematical formula that calculated the percentage that was grossed up to the executive officer based on the tax rate. Because all executive officers already paid the maximum Social Security tax, the 1.45% Medicare tax was the only tax for which we made this payment.
Severance and Noncompetition Agreements
Severance and noncompetition agreements are designed to protect the Company and provide transitional compensation to executive officers in the event of certain termination events. They provide security for executive officers against sudden termination and help promote retention of high performing individuals. They also assist in recruiting and retaining key employees by providing competitive arrangements. The provisions of each agreement are determined by analysis of peer group and market trends and practices, and are set at competitive levels with industry practice.
We have entered into severance and noncompetition agreements to provide compensation to eligible executives whose employment is terminated involuntarily under certain circumstances. Our plans or LTI awards may also provide payments or benefits in the event of the termination of employment or a change in control of the Company. The financial terms of these agreements as well as other provisions effective upon severance or a Change in Control are discussed in detail under “Potential Payments upon Termination or Change in Control,” below and a summary of these terms is set forth below.

Termination by
the Company
	Voluntary		without “Cause”		Consideration
	Resignation	Termination by	OR Resignation		Payable Upon a
	without “Good	the Company for	for “Good	Death or	Change in
	Reason”	“Cause”	Reason”	Disability	Control
Severance and Non-competition Agreement	Not entitled to any severance.	Not entitled to any severance.	Entitled to receive 12 months’ base salary (24 months’ base salary for Ms. Holt and 18 months’ base salary for Mr. Martin) at the highest rate paid in the preceding three fiscal years, plus the average annual bonus (two times the average annual bonus for Ms. Holt) paid in the preceding three fiscal years	Not entitled to any severance.	Double trigger for payment requiring Change in Control and termination of employment.

Entitled to receive 12 months’ base salary (24 months’ base salary for Ms. Holt and 18 months’ base salary for Mr. Martin) at the highest rate paid in the preceding three years prior to termination, plus the average annual bonus (two times the average annual bonus for Ms. Holt) paid in the preceding three fiscal years

Deferred Compensation Plan	Unvested portion of account forfeited.	Account is cancelled and forfeited.	Unvested portion of account forfeited.	Accelerate vesting so account is 100% vested.	Accelerate vesting so account is 100% vested but not payable until termination of employment.

Stock Options and SSARs	All options and SSARs are forfeited and may not be exercised; provided, however, that for SSARs issued after May 2008, an officer who voluntarily resigns would have up to 60 days after his	All options and SSARs are forfeited.	Any unvested options and SSARs are forfeited. Vested options or SSARs would remain exercisable for one year (or three months in the case of tax-qualified incentive stock options),	Accelerate vesting so all unvested options and SSARs would vest and in the event of death all options or SSARs would remain exercisable for one year,	Accelerate vesting so all unvested options and SSARs would vest.

Termination by
the Company
	Voluntary		without “Cause”		Consideration
	Resignation	Termination by	OR Resignation		Payable Upon a
	without “Good	the Company for	for “Good	Death or	Change in
	Reason”	“Cause”	Reason”	Disability	Control
	or her resignation to exercise any vested SSARs.		but not later than the original expiration date.	but not later than the original expiration date and in the event of disability would remain exercisable until the original expiration date (or one year in the case of tax-qualified incentive stock options).

Restricted Stock Awards	All unvested shares are cancelled.	All unvested shares are cancelled.	All unvested shares are cancelled.	Accelerate vesting so all unvested shares would immediately vest.	Accelerate vesting so all unvested shares would immediately vest.

Performance Share Awards	The award is cancelled without payment.	The award is cancelled without payment.	The award continues for its normal term, but the size of the award is prorated.	The award continues for its normal term, but the size of the award is prorated.	The performance period for outstanding performance shares would immediately end, and the award would be paid out based on the degree to which the performance criteria specified in each award have been satisfied at that time.
Consideration of multiple compensation components
The Compensation Committee considers total cash and equity compensation when setting the compensation of executive officers. In doing so, the Compensation Committee considers the retention value of the long-term equity currently held by the executive officer and the impact that retirement or voluntary termination would have on the executive officer. Based on this review, the Compensation Committee may decide to adjust one or more elements of an executive officer’s total compensation. The Compensation Committee aims to provide competitive total direct compensation and assesses an executive officer’s total compensation package when looking at the executive officer’s competitive standing relative to the market. The Compensation Committee considers the link to shareholder return, accounting expense, retention value to executives, and impact on dilution when setting the compensation of executive officers.
Additionally, the Compensation Committee seeks to provide a competitive compensation mix, with discretion depending on factors deemed relevant to the Compensation Committee, such as individual performance, internal equity, historical pay practices and scope of role. Certain compensation decisions may specifically affect other elements of compensation. For example, because potential bonus payouts and deferred compensation allocations are based on the executive officer’s base salary, increases in base salary also increase the amount of potential bonus payouts and deferred compensation contributions for which executives are eligible. Additionally, for 2010 we granted long-term incentive compensation in the form of SSARs and time-vested restricted stock. These equity instruments provide different motivational attributes that we believe appropriately motivate and retain top talent.

CEO Compensation for 2010
Compensation of Current CEO
On September 8, 2010, the Board appointed Victoria M. Holt to the position of President and Chief Executive Officer. The Company entered into an offer letter agreement and a severance and non-competition agreement with Ms. Holt, both effective upon commencement of her employment. Based on recommendations from DolmatConnell & Partners as to a competitive CEO compensation package, the Compensation Committee approved an annual base salary of $650,000 for Ms. Holt and a target bonus equal to 100% of her base salary. Ms. Holt was not eligible for a target bonus in fiscal 2010.
Ms. Holt received both an initial cash payment and an initial equity grant upon joining the Company as hiring and retention incentives. The Compensation Committee granted Ms. Holt a $250,000 cash payment that is subject to repayment if she voluntarily leaves the Company within 12 months of her hire date, and long-term equity awards with a total target value of $1,000,000. The equity grant consisted of $500,000 in SSARs (priced at the Black-Scholes value on September 13, 2010, the date of grant) and $500,000 in time-vested restricted stock (priced at the NYSE closing price of the common stock on September 13, 2010, the date of grant). Both the SSARs and time-vested restricted stock vest ratably over a four-year period.
In addition, Ms. Holt received long-term incentive equity awards with a total value of $1,300,000, consisting of $433,333 in SSARs (priced at the Black-Scholes value on September 13, 2010, the date of grant), $433,333 in time-vested restricted stock (priced at the NYSE closing price of the common stock on September 13, 2010, the date of grant), and $433,333 in performance shares. The performance shares are expected to be granted as part of a new share program for senior managers before January 31, 2011. If the Company does not implement a performance share plan for senior managers by that date, the value of the grant will be divided equally between SSARs and time-vested restricted stock. The SSARs and time-vested restricted stock vest over a four-year period; the performance shares will have a three-year performance period.
Ms. Holt’s severance agreement provides that in the event of her termination for Good Reason or without Cause (whether or not in connection with a Change in Control of the Company), she would be entitled to 24 months of salary continuation and a payment of two times her average annual bonus awarded for the three fiscal years prior to termination. The other terms of her severance agreement are generally consistent with the severance agreements previously entered into by our other named executive officers, as described under “Potential Payments Upon Termination or Change in Control.” None of these agreements has a tax gross-up.
Compensation of Former CEO
Mr. Odaniell received no salary increase for fiscal 2010, although his base salary of $650,000 was reinstated at the beginning of the fiscal year following the temporary reduction to $585,000 in March 2009 as part of company-wide cost savings initiatives.
Mr. Odaniell’s target bonus was 80% of his base salary. His target bonus was based on the following metrics: 60% on adjusted EBITDA, 20% on net working capital as a percentage of sales and 20% on his individual objectives. Pursuant to Mr. Odaniell’s Separation Agreement and Release, he was precluded from a bonus under the Executive Bonus Plan for fiscal 2010.
Mr. Odaniell also received long-term equity awards with a total target value of $1,365,857, consisting of $860,515 in SSARs (priced at the Black-Scholes value on the date of grant) and $505,342 in time-vested restricted stock (priced at the NYSE closing price of the common stock on the date of grant), all on the same vesting schedule and other terms provided in our standard award forms.
Mr. Odaniell resigned on September 8, 2010. More information concerning his resignation can be found under “Potential Payments Upon Termination or Change in Control—Mr. Odaniell’s Severance,” below.

Stock ownership guidelines for executive officers
We have adopted stock ownership guidelines for our executive officers. We believe it is important to align the interests of executive officers with the interests of shareholders. The stock ownership guidelines for executive officers apply to all executive officers and all vice presidents of our principal operating divisions. To be in compliance with the guidelines, a covered officer must acquire and maintain ownership of Company common stock having an aggregate value at least equal to the specified multiple of the officer’s base salary:

Chief Executive Officer	3.0 x base salary
Executive Vice Presidents	2.0 x base salary
Other Vice Presidents	1.0 x base salary
During any period of time that a covered officer’s ownership is below the applicable guideline, the officer must retain ownership of at least 50% of any net shares of Company common stock acquired by the officer pursuant to the vesting, payout or exercise of any stock-based compensatory award granted after the approval of the guidelines. For this purpose, “net” means after subtracting any shares sold or surrendered to pay taxes or to pay any required exercise price. Shares owned by the officer or members of the officer’s immediate family and shares held for the benefit of the officer under an employee benefit or retirement plan are counted towards attaining the required investment level. Vested and unvested restricted stock also counts towards calculating ownership levels. Stock options and SSARs do not count in calculating ownership levels, and performance shares or other performance-based awards also do not count unless all performance periods have closed and all performance conditions have been satisfied. Upon specific application, the Compensation Committee or its Chair may grant exceptions to the guidelines in cases of serious hardship or upon a satisfactory showing that the applicant has met the guidelines through acquisitions of common stock since the last valuation date. No exceptions to the guidelines were granted during fiscal 2010.
Tax accounting considerations
We consider tax and accounting implications in determining all elements of our compensation programs. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a deduction to any publicly held corporation for compensation paid in a taxable year to its NEOs (other than qualified performance-based compensation) exceeding $1 million. The Compensation Committee considers the impact of this deductibility limit on the compensation that it intends to award, and attempts to structure compensation such that it is deductible whenever possible. For example, our annual bonus program is intended to satisfy the requirements of Section 162(m). However, the Compensation Committee also exercises its discretion to award compensation that does not meet the requirements of Section 162(m) when it considers it in the best interest of the Company to do so. The Compensation Committee has exercised this discretion, for example, when making stock awards without any performance-based conditions. The Compensation Committee believes that in some instances it is in the best interest of stockholders to grant stock awards without performance-based conditions, such as time-vested restricted stock, in order to recruit and retain key executives.
When establishing executive compensation, the Compensation Committee considers its impact for financial reporting purposes. In particular, the Compensation Committee considers the impact on current and future periods of all equity compensation that it approves.
Compensation Clawbacks
The New York Stock Exchange is expected to revise its listing standards in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act to require listed issuers to adopt and disclose clawback policies. Under such policies, an accounting restatement due to material noncompliance with any financial reporting requirements under the securities laws will trigger a clawback. The Company will be required to recover any erroneously awarded compensation payments that would not have been made had the restated accounting numbers been used. Any payments made to current or former executive officers during the three-year period preceding the date of a restatement will be subject to the policy. Our existing equity and performance-based compensation plans will be reviewed and updated for consistency with the clawback policy when it is adopted.

Compensation Policies and Practices as they Relate to Risk Management
The Compensation Committee reviewed the Company’s compensation policies and practices for all employees, including executive officers, and determined that our compensation programs do not, and are not likely to, have a material adverse effect on the Company. The Compensation Committee noted several design features of the Company’s compensation programs that reduce the likelihood of excessive risk-taking:
▪	the compensation program design provides a balanced mix of cash and equity, annual and long-term incentives, and performance metrics tied to total shareholder return;

▪	for the executive compensation program, maximum payout levels for annual performance-based bonuses are capped at 200 percent of target;

▪	the Compensation Committee retains negative discretion over annual performance-based bonuses and performance shares applicable to the named executive officers;

▪	executive officers are subject to stock ownership guidelines; and

▪	compensation plans contain multiple metrics and performance periods within the same fiscal year.
COMPENSATION COMMITTEE REPORT
The Compensation Committee reviewed and discussed with management the above section captioned “Compensation Discussion and Analysis.” Based on this review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s 2010 Annual Report on Form 10-K.

/s/ Pamela F. Lenehan Pamela F. Lenehan (Committee Chair)	/s/ Edward J. Dineen Edward J. Dineen	/s/ Craig A. Wolfanger Craig A. Wolfanger

COMPENSATION OF EXECUTIVE OFFICERS
The following tables and discussion provide information about compensation of the Company’s Chief Executive Officer, its Chief Financial Officer and its three other most highly compensated executive officers.
Summary Compensation Table

							Change in Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
						Incentive Plan	Compensation	All Other
Name and Principal Position (1)	Fiscal Year	Salary (2)	Bonus (3)	Stock Awards (4)	Option Awards (5)	Compensation (6)	Earnings	Compensation (7)	Total
Victoria M. Holt	2010	$92,500	$250,000	$983,331	$933,333	$0	None	$68,444	$2,327,608
President and Chief Executive Officer	2009	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2008	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Myles S. Odaniell	2010	$582,500	None	$505,342	$860,515	$0	None	$498,338	$2,446,695
Former President and Chief Executive Officer	2009	$635,000	None	$334,815	$185,543	$500,000	None	$37,456	$1,692,814
	2008	$545,000	None	$1,000,315	$499,912	$198,250	None	$495,305	$2,738,782
Randy C. Martin	2010	$356,000	None	$189,500	$322,695	$32,040	None	$18,891	$919,126
Executive Vice President — Corporate Development	2009	$345,320	None	$111,605	$61,848	$159,880	None	$44,452	$723,105
and Chief Financial Officer	2008	$417,873	None	$378,431	$180,188	$58,050	None	$57,200	$1,091,742
Steven J. Ploeger	2010	$102,692	None	$160,026	$272,497	$0	None	$113,386	$648,602
Former Executive Vice President — Custom Sheet and	2009	$350,797	None	$111,605	$61,848	$155,608	None	$44,964	$724,822
Rollstock	2008	$350,462	None	$378,431	$180,188	$48,060	None	$56,685	$1,013,826
Janet E. Mann	2010	$300,577	None	$123,527	$210,347	$38,750	None	$64,863	$738,064
Senior Vice President, Custom Sheet and Rollstock	2009	$265,164	None	$63,872	$35,396	$81,235	None	$137,774	$583,441
	2008	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Michael L. Marcum	2010	$290,000	None	$123,527	$210,347	$26,100	None	$13,786	$663,760
Senior Vice President, Color & Specialty Compounds	2009	$279,369	None	$74,690	$41,390	$107,619	None	$43,785	$546,853
	2008	$256,969	None	$255,948	$120,268	$33,750	None	$47,448	$714,383
Rosemary L. Klein	2010	$275,000	None	$112,302	$191,225	$41,250	None	$0	$619,777
Senior Vice President, General Counsel	2009	$185,096	None	$42,902	$21,677	$52,690	None	$0	$302,365
and Corporate Secretarty	2008	N/A	N/A	N/A	N/A	N/A	None	N/A	N/A
Notes to Summary Compensation Table:

(1)	Ms. Holt served on the Board as an independent director and member of the Compensation and Governance Committees during the majority of fiscal 2010 until her appointment as President and Chief Executive Officer in September 2010. Ms. Holt received $68,444 in fees which is included in the ‘All Other Compensation’ column of the table and $50,000 in restricted stock unit grants which is included in the ‘Stock Awards’ column of the table for her service as a non-employee director. See the “Compensation Discussion and Analysis” section above for a discussion of Ms. Holt’s compensation once appointed as President and Chief Executive Officer.

In January 2008, Myles S. Odaniell became the Company’s President and Chief Executive Officer. Randy C. Martin served as President and Chief Executive Officer on an interim basis from July 2007 until Mr. Odaniell’s appointment.

Mr. Marcum was promoted to his current position in December 2008 and his salary was increased from $250,000 to $290,000 to reflect his increased responsibilities. Janet E. Mann joined the Company as its Senior Vice President of Marketing, Technology and Commercial Development in June 2008 and was promoted to her current position and her salary was increased from $275,000 to $310,000 to reflect her increased responsibilities in March 2010. Rosemary L. Klein joined the Company as its Senior Vice President, General Counsel and Corporate Secretary in March 2009.

(2)	In March 2009, temporary base salary reductions for Mr. Odaniell (10%) and the other NEOs (8%) were implemented as part of company-wide cost savings initiatives. These temporary base salary reductions were eliminated for fiscal 2010.

(3)	For Ms. Holt, the amount in this column reflects the initial cash payment that she received upon her hiring.

(4)	The amounts in this column reflect the grant date fair value for restricted stock and performance share awards at a 1.0x payout factor. Under the Company’s performance share award plan, the maximum payout factor is 2.0x. Assumptions used in the calculation of these amounts are included in the footnote “Stock-Based Compensation” included in the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 30, 2010.

(5)	The amounts in this column reflect the grant date fair value for stock option and stock-settled stock appreciation right awards. Assumptions used in the calculation of these amounts are included in the footnote “Stock-Based Compensation” included in the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 30, 2010.

(6)	The amounts shown in this column reflect cash awards payable to NEOs under the Company’s Executive Bonus Plan, based on the Company’s achievement of specified performance goals set annually by the Compensation Committee. For an explanation of the determination of these awards, see “Short-Term Compensation Elements” in the “Compensation Discussion and Analysis” section above.

(7)	The amounts shown in this column consist of the following:
Other Compensation Table

		Company						Other
		Contributions to						Compensation
		Nonqualified	Company Matching	Dividends on				(Severance
		Deferred	Contributions to	Unvested			Automobile	Payments and
		Compensation Plan	401(k) Plan	Restricted Stock	Tax Gross Ups	Relocation	Allowance	Director Fees)	Total All Other
Name and Principal Position	Fiscal Year	(a)	(b)	(c)	(d)	(e)	(f)	(g)	Compensation
Victoria M. Holt	2010	None	None	None	None	None	None	$68,444	$68,444
President and Chief Executive Officer	2009	N/A	N/A	N/A	N/A	None	N/A	N/A	N/A
	2008	N/A	N/A	N/A	N/A	None	N/A	N/A	N/A
Myles S. Odaniell	2010	None	$8,250	None	$88	None	None	$490,000	$498,338
Former President and Chief Executive Officer	2009	$30,000	$3,000	$4,368	$88	None	None	N/A	$37,456
	2008	$0	$7,750	$16,162	None	$471,393	None	N/A	$495,305
Randy C. Martin	2010	None	$8,250	None	$441	None	$10,200	N/A	$18,891
Executive Vice President — Corporate Development	2009	$30,000	$1,643	$2,168	$441	None	$10,200	N/A	$44,452
and Chief Financial Officer	2008	$30,000	$7,750	$8,022	$371	None	$11,057	N/A	$57,200
Steven J. Ploeger	2010	None	$2,311	None	$441	None	$2,942	$107,692	$113,386
Former Executive Vice President — Custom Sheet and	2009	$30,000	$2,170	$2,153	$441	None	$10,200	N/A	$44,964
Rollstock	2008	$30,000	$7,793	$7,966	$334	None	$10,592	N/A	$56,685
Janet E. Mann	2010	None	$6,263	None	$49	$58,551	None	N/A	$64,863
Senior Vice President, Custom Sheet and Rollstock	2009	$16,622	$2,538	$968	$49	$117,597	None	N/A	$137,774
	2008	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Michael L. Marcum	2010	None	$3,346	None	$240	None	$10,200	N/A	$13,786
Senior Vice President, Color & Specialty Compounds	2009	$30,000	$2,023	$1,322	$240	None	$10,200	N/A	$43,785
	2008	$24,937	$3,150	$4,891	$197	None	$14,273	N/A	$47,448
Rosemary L. Klein	2010	None	None	None	None	None	None	N/A	$0
Senior Vice President, General Counsel	2009	None	None	None	None	None	None	N/A	$0
and Corporate Secretarty	2008	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(a)	Contributions to the deferred compensation plan are intended to be a partial substitute for the Company’s lack of a defined benefit retirement plan and to address the limits on permitted 401(k) plan contributions. The Company credits each participant’s account with an amount equal to 10% of the participant’s cash compensation for the preceding calendar year with a maximum contribution of $30,000. Further information about the Plan is provided in the table captioned “Nonqualified Deferred Compensation for fiscal 2010,” below, and related notes. For fiscal 2009 and fiscal 2010, the Company did not make any contributions to participants Deferred Compensation plan accounts.

(b)	For all employees participating in the Company’s 401(k) plan, the Company contributes an amount equal to 50% of employee contributions, up to a maximum of 3% of eligible compensation. The Company temporarily suspended its matching contributions to the 401(k) plan for a portion of fiscal 2009 as part of company-wide cost savings initiatives aimed at addressing the economic downturn. The Company reinstated its matching contributions to the 401(k) plan on the first day of fiscal 2010.

(c)	Dividends on unvested restricted stock are treated as ordinary income and reported on the NEO’s W-2, and the NEO is responsible for paying all applicable taxes on this amount. The amount of unvested restricted stock held by each NEO is disclosed in the table captioned “Outstanding Equity Awards at October 30, 2010.” The amount reported is based on dividend record dates occurring during the year dividends were paid. The Company has not paid dividends since January 2009.

(d)	For non-cash elements of compensation which are subject to the 1.45% Medicare tax, including Company contributions to deferred compensation accounts, the Company pays this tax on behalf of the employee, and grosses up the amount of such taxes. These gross up amounts have been completely eliminated as of November 2010.

(e)	The Company paid for certain expenses including applicable income taxes associated with Mr. Odaniell’s and Ms. Mann’s respective relocations to St. Louis, MO.

(f)	The amounts in this column represent an automobile allowance which is provided to certain NEOs who were grandfathered in prior to January 2008. The amount of the automobile allowance is included as compensation on the W-2 of the NEO who receives this benefit, and the NEO is responsible for paying all applicable taxes on this amount. These perquisites have been completely eliminated as of November 2010.

(g)	The amounts represent certain Director Fees paid to Ms. Holt during 2010. For Mr. Odaniell and Mr. Ploeger, the amounts reflect payments received pursuant to their respective severance agreements. For more information on the severance payments, see the “Potential Payments Upon Termination or Change in Control” section below.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2010
The following table sets forth information regarding plan-based awards granted to our NEOs for fiscal 2010. The three types of plan-based awards granted in fiscal 2010 are as follows:
Executive Bonus Plan
Awards under the Executive Bonus Plan are paid in cash. The criteria and method for determining the threshold, target and maximum amounts for 2010 are described in the “Short-Term Compensation Elements” in the “Compensation Discussion and Analysis” section above.
Restricted Stock
Restricted stock consists of Company common stock issued subject to conditions which prohibit sale or transfer of the stock during a prescribed vesting period, during which time the holder has the right to vote and receive dividends on the shares. The restricted stock awards vest at the rate of 25% per year from the date of grant. With certain exceptions, unvested shares are forfeited if the holder leaves the Company. In December 2009, the Compensation Committee awarded approximately 40% of the total dollar value of each participant’s target compensation under the LTI Program in the form of restricted stock. For purposes of the awards, the unit value of the restricted stock was the closing price of the common stock on the grant date (which is equal to the Company’s expense for financial accounting purposes); the number of shares granted to each participant was based on the total award value divided by the unit value.
SSARs
A stock-settled stock appreciation right, or SSAR, is economically equivalent to a stock option for the same number of shares, but it requires no cash to exercise and results in fewer shares issued by the Company. It gives the holder the right, upon exercise of the SSAR, to receive the net appreciation in value of a specified number of shares of Company common stock over a base price, which must be at least equal to the fair market value of the underlying shares on the grant date. Upon exercise the value of the award is payable to the holder in shares of Company common stock. Like a stock option, if the stock price does not appreciate during the award term, the award has no value. The SSARs become exercisable at the rate of 25% per year from the date of grant, and once exercisable, they may be exercised at the holder’s discretion for the remainder of their term, which is ten years; however, with certain exceptions they terminate if the holder leaves the Company. In December 2009, the Compensation Committee awarded approximately 60% of the total dollar value of each participant’s target compensation under the LTI Program in the form of SSARs. For purposes of the awards, the unit value of the SSARs was calculated under the Black-Scholes method (which is the same method used by management to calculate the Company’s expense for financial accounting purposes); the number of SSARs granted to each participant was based on the total award value divided by the unit value.
GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2010

								All Other Option
							All Other Stock	Awards: Numer of	Exercise or Base
							Awards: Number	Securities	Price of Option	Grant Date Fair
				Estimated Possible Payouts Under Non-Equity Incentive Plan			of Shares or Stock	Underlying	Awards (Per	Value of Stock and
				Awards (2)			or Units	Options	Share)	Option Awards
Name and Principal position	Type of Award	Approval Date (1)	Grant Date	Threshold	Target	Threshold	(3)	(4)	(4)	(3)(4)
Victoria M. Holt	Performance Based Bonus			$—	$—	$—
President and Chief Executive Officer	Restricted Stock SSARs	9/1/2010 9/1/2010	9/13/2010 9/13/2010				133,715	221,169	$6.98	$ $	933,331 933,333
Myles S. Odaniell	Performance Based Bonus			$—	$520,000	$1,040,000
Former President and Chief Executive Officer	Restricted Stock SSARs	12/16/2009 12/16/2009	12/16/2009 12/16/2009				52,585	145,850	$9.61	$ $	505,342 860,515
Randy C. Martin	Performance Based Bonus			$—	$213,600	$427,200
Executive Vice President — Corporate Development and Chief Financial Officer	Restricted Stock SSARs	12/16/2009 12/16/2009	12/16/2009 12/16/2009				19,719	54,694	$9.61	$ $	189,500 322,695
Steven J. Ploeger	Performance Based Bonus			$—	$213,600	$427,200
Former Executive Vice President Custom Sheet and Rollstock	Restricted Stock SSARs	12/16/2009 12/16/2009	12/16/2009 12/16/2009				16,652	46,186	$9.61	$ $	160,026 272,497
Janet E. Mann	Performance Based Bonus			$—	$155,000	$310,000
Senior Vice President, Custom Sheet and Rollstock	Restricted Stock SSARs	12/16/2009 12/16/2009	12/16/2009 12/16/2009				12,854	35,652	$9.61	$ $	123,527 210,347
Michael L. Marcum	Performance Based Bonus			$—	$174,000	$348,000
Senior Vice President, Color & Specialty Compounds	Restricted Stock SSARs	12/16/2009 12/16/2009	12/16/2009 12/16/2009				12,854	35,652	$9.61	$ $	123,527 210,347
Rosemary L. Klein	Performance Based Bonus			$—	$137,500	$275,000
Senior Vice President, General Counsel and Corporate Secretarty	Restricted Stock SSARs	12/16/2009 12/16/2009	12/16/2009 12/16/2009				11,686	32,411	$9.61	$ $	112,302 191,225
Notes to Grants of Plan-Based Awards Table:

(1)	The Company’s policy is generally to grant equity awards effective on the date the Compensation Committee approves such awards. Pursuant to her offer letter agreement dated and approved by the Compensation Committee on September 1, 2010, Ms. Holt’s grant date was the third full business day after the date of her employment with the Company.

(2)	The amounts shown in this column reflect the ranges of cash awards that potentially could have been paid to NEOs under the Company’s Executive Bonus Plan for fiscal 2010, based on the Company’s achievement of the specific performance goals set by the Compensation Committee in December 2009. Because these goals were measured with respect to the 2010 fiscal year, the actual payouts were determined as of the end of fiscal 2010 and was $32,040 for Mr. Martin, $38,750 for Ms. Mann, $26,100 for Mr. Marcum and $41,250 for Ms. Klein. Messrs. Odaniell and Ploeger were not eligible for a fiscal 2010 bonus payment as they were not employed with the Company at the end of fiscal 2010.

(3)	The amounts shown in these columns are the numbers and grant date fair values of shares of restricted stock issued to the NEOs under the Company’s Long-Term Equity Incentive Plan, which is described in detail in the “Compensation Discussion and Analysis” section and the narrative preceding this table.

(4)	The amounts shown in these columns are the numbers and grant date fair values of SSARs issued to the NEOs under the Company’s Long-Term Equity Incentive Plan, which is described in detail in the “Compensation Discussion and Analysis” section and the narrative preceding this table.
OUTSTANDING EQUITY AWARDS AT OCTOBER 30, 2010

							Stock Awards
		Option / SSAR Awards					Restricted Stock Awards		Performance Shares
										Equity Incentive
									Equity Incentive	Plan Awards:
		Number of	Number of						Plan Awards:	Market or Payout
		Securities	Securities						Number of	Value of Unvested
		Underlying	Underlying				Number of	Market Value of	Unvested Unearned	Unearned Shares,
		Unexercised Option	Unexercised Option -			Unrealized Value of	Unvested Shares or	Unvested Shares or	Shares, Units or	Units or Other
		- Exercisable	Unexercisable	Option Exercise	Option Expiration	Exercisable Options	Units of Stock	Units of Stock	Other Rights	Rights
Name, Type of Award	Grant Date	(1)	(1)	Price	Date	(2)	(3)	(3)	(4)	(4)
Victoria M. Holt Restricted Stock	9/13/2010						133,715	$1,131,229
SSARs	9/13/2010	—	221,169	$6.98	9/12/2020	—
Myles S. Odaniell SSARs	1/2/2008	55,300		$14.31	9/8/2011	—
SSARs	1/28/2009	26,813		$4.06	9/8/2011	117,977
Randy C. Martin Stock Option	12/6/2000	22,500	—	$11.19	12/5/2010	—
Stock Option	12/6/2001	25,000	—	$21.10	12/5/2011	—
Stock Option	12/12/2002	30,000	—	$18.08	12/11/2012	—
Stock Option	12/11/2003	30,000	—	$21.90	1210/2013	—
Stock Option	12/10/2004	36,000	—	$26.02	12/9/2014	—
Stock Option	12/19/2005	30,000	—	$21.19	12/18/2015	—
Restricted Stock	12/15/2006						1,240	$10,490
SSARs	12/15/2006	13,275	4,425	$26.41	12/14/2016	—
Restricted Stock	12/19/2007						8,980	$75,971
SSARs	12/19/2007	21,050	21,050	$13.53	12/18/2017	—
Restricted Stock	1/28/2009						12,188	$103,110
SSARs	1/28/2009	8,938	26,812	$4.06	1/27/2019	39,327
Performance Shares	1/28/2009								13,000	$109,980
Restricted Stock	12/16/2009						19,719	$166,823
SSARs	12/16/2009	—	54,694	$9.61	12/15/2019	—
Steven J. Ploeger SSARs	1/28/2009	8,938		$4.06	1/27/2019	39,327
Janet E. Mann Restricted Stock	6/16/2008						4,840	$40,946
SSARs	6/16/2008	7,850	7,850	$10.37	6/15/2018	—
Restricted Stock	1/28/2009						6,975	$59,009
SSARs	1/28/2009	5,115	15,345	$4.06	1/27/2019	22,506
Performance Shares	1/28/2009								7,440	$62,942
Restricted Stock	12/16/2009						12,854	$108,745
SSARs	12/16/2009	—	35,652	$9.61	12/15/2019	—
Michael L. Marcum Restricted Stock	12/15/2006						340	$2,876
SSARs	12/15/2006	3,525	1,175	$26.41	12/14/2016	—
Restricted Stock	12/19/2007						6,100	$51,606
SSARs	12/19/2007	14,050	14,050	$13.53	12/18/2017	—
Restricted Stock	1/28/2009						8,156	$69,000
SSARs	1/28/2009	5,981	17,944	$4.06	1/27/2019	26,316
Performance Shares	1/28/2009								8,700	$73,602
Restricted Stock	12/16/2009						12,854	$108,745
SSARs	12/16/2009	—	35,652	$9.61	12/15/2019	—
Rosemary L. Klein Restricted Stock	3/2/2009						6,263	$52,985
SSARs	3/2/2009	4,593	13,777	$2.33	3/1/2019	28,155
Performance Shares	3/2/2009								6,680	$56,513
Restricted Stock	12/16/2009						11,686	$98,864
SSARs	12/16/2009	—	32,411	$9.61	12/15/2019	—

Notes to Outstanding Equity Awards Table:

(1)	These securities consist of options and SSARs. All options and SSARs vest 25% on each of the first four anniversaries of the grant date, except that vesting is accelerated in the event of the death or disability of the officer or a change in control of the Company, as defined in the award agreement.

(2)	The unrealized value of exercisable options and SSARs is based on the difference between the exercise price and the Company’s closing stock price of $8.46 on October 29, 2010, the last trading day in the Company’s 2010 fiscal year, multiplied by the number of options and SSARs exercisable at that date.

(3)	The shares reported in these columns consist of the unvested portion of restricted stock awards. All awards of restricted stock to Company employees vest 25% on each of the first four anniversaries of the grant date, except that vesting is accelerated in the event of the death or disability of the officer or a change in control of the

Company, as defined in the award agreement. The dollar value shown is based on the Company’s closing stock price of $8.46 on October 29, 2010, the last trading day in the Company’s 2010 fiscal year, multiplied by the number of shares of restricted stock.

(4)	The awards reported in these columns consist of performance share awards whose performance period is the Company’s 2009-2011 fiscal years. The dollar value shown is based on the Company’s October 29, 2010 closing stock price of $8.46. Although the actual number of shares issuable on payout of the award cannot yet be determined, the number of shares shown for the 2009-2011 performance shares is based on a 1.0x payout factor. If the performance period had ended at the end of fiscal 2010, the performance criteria to that point for the 2009-2011 performance shares would have resulted in no payout. For more information about the performance criteria please refer to the discussion of performance shares under “Grants of Plan-Based Awards For Fiscal 2010” above, and to the “Compensation Discussion and Analysis” section and the narrative preceding this table.
OPTION EXERCISES AND RESTRICTED STOCK VESTED DURING FISCAL 2010

			Stock Awards
	Option / SSAR Awards		Restricted Stock Awards		Performance Shares
	Number of
	Securities		Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on	Acquired on	Value Realized on
Name and Principal Position	Exercise	Exercise	Vesting	Vesting	Vesting	Vesting
Victoria M. Holt	None	None	None	None	None	None
Myles S. Odaniell	None	None	23,108	$242,144	None	None
Randy C. Martin	None	None	9,793	$103,057	None	None
Steven J. Ploeger	None	None	9,743	$102,522	None	None
Janet E. Mann	None	None	4,745	$47,810	None	None
Michael L. Marcum	None	None	6,109	$64,215	None	None
Rosemary L. Klein	None	None	2,087	$23,312	None	None
NONQUALIFIED DEFERRED COMPENSATION IN FISCAL 2010

		Registrant	Aggregate	Aggregate	Aggregate Balance
	Executive	Contributions	Earnings	Withdrawls /	as of FYE
Name and Principal Position	Contributions	(1)	(2)	Distributions	(3)
Victoria M. Holt	None	None	None	None	None
Myles S. Odaniell	None	None	$1,540	None	$10,567
Randy C. Martin	None	None	$49,571	None	$285,669
Steven J. Ploeger	None	None	$10,516	$236,590	None
Janet E. Mann	None	None	$3,129	None	$24,911
Michael L. Marcum	None	None	None	None	$74,795
Rosemary L. Klein	None	None	None	None	None
Notes to Nonqualified Deferred Compensation Table:

(1)	The Company credits amounts to participants’ accounts equivalent to cash contributions, as described below. These amounts are also reported in the All Other Compensation column of the Summary Compensation Table.

(2)	These amounts are not included in the Summary Compensation Table because the earnings are credited at a market rate of return, as described below.

(3)	The balance shown includes both vested and non-vested amounts.
The Company maintains a nonqualified deferred compensation plan for the NEOs and certain other key managers of the Company. Contributions to the deferred compensation plan are intended to be a partial substitute for the Company’s lack of a defined benefit retirement plan and to address the limits on permitted 401(k) plan contributions. The Company credits each participant’s account with an amount equal to 10% of the participant’s cash compensation for the preceding calendar year, with a maximum annual credit of $30,000.
The Company increases or decreases each participant’s account balance by an amount equal to the gains or losses, respectively, on a hypothetical portfolio of investment funds equal in value to the participant’s account. The investment funds, and the percentage of the participant’s account invested in each fund, are chosen by the participant from a list of possible investment funds selected by the Company. The Company does not guarantee participants a return on their account balances.

The Company does not actually fund participants’ accounts before payout, and the accounts therefore represent only the Company’s unsecured promise to pay the value of the account to the participants. However, the Company maintains policies of life insurance on the participants having a cash surrender value approximately equal to the aggregate values of the participants’ accounts, in order to offset the Company’s obligation to pay out participants’ accounts upon termination.
Each year’s contribution vests ratably over a four-year period; however, the entire account becomes fully vested upon the participant’s death, disability, retirement or a change in control of the Company. Upon termination of the participant’s employment, other than for cause, the participant is entitled to receive the vested balance in his or her account. Accounts of certain employees who are considered “key employees” under the deferred compensation rules under Internal Revenue Code Section 409A may not be distributed for six months after the employee’s separation from service.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The information below reflects the amount of compensation payable to each of the Company’s NEOs in the event of termination of the executive officer’s employment with or without cause and upon a change in control of the Company, pursuant to the terms of their respective agreements and awards in effect as of October 30, 2010, the last day of our 2010 fiscal year. Any payment that would be made to a NEO under nondiscriminatory plans or policies applicable to employees generally, such as death and disability benefits, medical and life insurance benefits, and payment of accrued vacation, are not included below.
The payments and amounts shown assume termination effective as of October 30, 2010, and in the case of stock-related compensation are valued based on the closing price of the Company’s stock on October 29, 2010, the last trading day before that date; however, the actual amounts to be paid out would be determinable only at the time of each executive officer’s termination.
Termination
Generally, if the employment of a NEO terminates, regardless of the reason, the officer is entitled to payment of salary to the termination date, but any bonus for an uncompleted performance period is forfeited.
The NEOs are parties to severance and noncompetition agreements or plans, and hold various options or awards, which provide for payments to be made, or for benefits to be increased or accelerated, in varying amounts depending on the circumstances of the termination of the officer’s employment. The following sections describe the application of these agreements, plans and awards in the event of termination under various circumstances.
However, if the employment of a NEO is terminated by the Company for Cause, the officer is generally not entitled to any severance payments, and all equity awards and Deferred Compensation Plan benefits are forfeited, all as described more fully below. The term “Cause” is specifically defined in each severance and noncompetition agreement, award or plan, and may be defined differently in different documents, but generally includes such things as:
•	Being charged with commission of a felony (provided that if the charges are dropped or the officer is acquitted following termination, the officer shall be entitled to severance);

•	Willful fraud or other dishonesty;

•	Gross misconduct or other conduct materially injurious to the Company, including the willful or grossly negligent failure to comply with the lawful instructions of the Board of Directors or the officer’s supervisor;

•	Failure to comply with the Company’s Code of Business Conduct & Ethics, Code of Ethics for Chief Executive Officer and Senior Financial Officers, or Insider Trading Policy; or

•	Failure to cooperate with the Company in any internal, governmental or regulatory investigation.
Severance and Noncompetition Agreements
Each NEO has entered into a Severance and Noncompetition Agreement with the Company in a form approved by the Compensation Committee. These agreements provide that if the officer’s employment is terminated by the Company without Cause, or if the officer resigns for Good Reason, as those terms are defined in the agreements, the officer is entitled to the following severance payments:

•	In the case of Ms. Holt, a payment equal to the sum of (i) 24 months’ base salary, at the highest rate paid in the preceding three years prior to termination, plus (ii) two times her average annual bonus awarded in the preceding three fiscal years, and

•	In the case of Mr. Martin, a payment equal to the sum of (i) 18 months’ base salary, at the highest rate paid in the preceding three years prior to termination, plus (ii) the average annual bonus paid in the preceding three fiscal years.

•	In the case of all other NEOs, a payment equal to the sum of (i) 12 months’ base salary, at the highest rate paid in the preceding three years prior to termination, plus (ii) the average annual bonus paid in the preceding three fiscal years.
Pursuant to the agreements, severance payments to the NEOs are not grossed up for any “golden parachute” tax payable as a result of the severance payments.
“Good Reason” is defined in these agreements as:
•	One or more reductions in the officer’s base salary amounting to 10% or more; however, reductions which are consistent with any across-the-board reductions in Company pay generally are not counted unless a change in control has occurred;

•	A change of more than 50 miles in the officer’s required office location, or after a change in control, a relocation of the Company’s corporate office by more than 50 miles; or

•	One or more other actions by the Company which collectively amount to a constructive discharge of the officer under applicable law.
Deferred Compensation Plan
The Company’s Nonqualified Deferred Compensation Plan for officers and other managerial employees provides that contributions to a participant’s account are subject to forfeiture upon termination of employment; provided, however, that each contribution will cease to be subject to forfeiture at the rate of 25% on each of the first four annual anniversaries of the date the contribution is made.
If the officer’s employment terminates due to death or disability, or once the officer reaches retirement age (i.e., age plus service equal to at least 65), or in the event of a change in control of the Company, the officer is entitled to receive 100% of the value of his or her account in the Plan.
In the event of termination of employment for Cause, the participant’s account is cancelled and forfeited, regardless of the participant’s age, and whether or not a change in control has occurred.
Stock Options and SSARs
The terms of the Company’s equity awards are the same for officers as for all other employees. The effect of a termination of employment on an officer’s stock options and SSARs depends on the terms of the particular award and the reason for termination.
Resignation or Termination by the Company for Cause. Generally, if an officer voluntarily resigns or if the officer’s employment is terminated for Cause, as defined in the award document, any options and SSARs are forfeited and may not be exercised; provided, however, that for SSARs issued after May 2008, an officer who voluntarily resigns will have up to 60 days after his or her resignation to exercise any vested SSARs.
Termination by the Company Without Cause. If an officer’s employment is terminated by the Company without Cause, no further vesting will occur but the option or SSAR will remain exercisable for one year (or three months in the case of tax-qualified incentive stock options), but not later than the original expiration date.
Death or Disability. If an officer’s employment is terminated by reason of the officer’s death or disability, the officer’s options or SSARs will become fully vested and in the event of death will remain exercisable for one year, but not later than the original expiration date and in the event of disability will remain exercisable until the original expiration date (or one year in the case of tax-qualified incentive stock options).

Retirement. Upon the Retirement of an officer, the officer’s options or SSARs will continue to vest in accordance with their normal vesting schedules, and they will remain exercisable until the original expiration date; provided, however, that for SSARs issued after May 2008, upon Retirement, any unvested SSARs will be forfeited. However, options and SSARs held by retired employees who engage in activities inconsistent with Retirement may be subject to termination by the Company. Part-time employment, consulting, passive activities such as management of personal investments, and other activities approved by the Company are permitted under both of the following definitions of Retirement. For purposes of awards other than SSARs issued after May 2008, Retirement is defined as the permanent withdrawal from regular, active business activities at or after age 60.
For SSARs issued after May 2008, Retirement is defined as the resignation of the participant’s employment, other than because of disability, after the participant reaches an age which, when added to the number of the participant’s full years of employment, equals at least 65.
Restricted Stock
Restricted stock awards are treated as follows on termination of the officer’s employment:
•	If the officer’s employment terminates for Cause or for any other reason except death, disability or Retirement, the unvested shares are cancelled without any payment to the officer;

•	In the event of the officer’s death or disability, all unvested shares immediately vest; and

•	In the event of the officer’s Retirement, unvested shares continue to vest in the normal course; provided, however, that for restricted stock awards granted after May 2008, all unvested shares are forfeited if the officer’s employment terminates for any reason other than a Change in Control or the officer’s death or disability.
The capitalized terms have the same definitions as for awards other than SSARs issued after May 2008.
Performance Shares
Performance share awards are treated as follows on termination of the officer’s employment:
•	If the officer’s employment terminates for Cause or the officer voluntarily resigns, the award is cancelled without any payment to the officer; and

•	If the officer’s employment terminates without Cause or in the event of the officer’s death, disability or Retirement, the award continues for its normal term, but the size of the award is prorated based on the number of years elapsed during the performance period.
The capitalized terms have the same definitions as for SSARs issued after May 2008.
Change In Control
Except as noted below in the case of restricted stock and performance shares, the NEOs are not entitled to any payment solely because of a Change in Control of the Company. However, if the officer’s employment is terminated after a Change in Control as per the severance and noncompetition agreement, the amount received may be higher than it would have been if the Change in Control had not occurred.
As specified in the executive officer’s severance and noncompetition agreements, a “Change in Control” of the Company is defined as the consummation of a transaction resulting in a change in the ownership or effective control of the Company or ownership of a substantial portion of the assets of the Company within the meaning of Internal Revenue Code Section 409A. For purposes of the Company’s other awards and benefits, a “Change in Control” of the Company is defined as:
•	The triggering of the 2001 Rights Agreement or if the Rights Agreement is no longer in effect, if any person acquires at least 50% of the Company’s voting stock without the prior approval of the Board of Directors;

•	The approval by the Board of Directors of any merger or other transaction as a result of which either the Company would not be the surviving corporation, or its shareholders would not own at least a majority of its voting power in substantially the same proportions as before the transaction, or its common stock would be converted into cash or securities not having substantially the same proportionate voting power as before the transaction;

•	Any tender offer for 20% or more of the Company’s common stock, if the person making the tender offer could own 50% or more of the common stock when the tender offer terminates; or

•	Any change in a majority of the Board of Directors within any 24-month period, unless the new directors were approved by a majority of the directors who were on the Board of Directors at the beginning of the period.
In addition, under the Executive Bonus Plan and outstanding equity awards, the approval by Spartech’s shareholders of the Company’s liquidation or the sale of substantially all its assets also constitutes a Change in Control.
In the event of a Change in Control of the Company:
All accounts under the Deferred Compensation Plan would become fully vested, and would no longer be subject to forfeiture of the Company’s contributions.

All unvested stock options and SSARs would become fully vested, allowing immediate exercise of the options and SSARs. However, the holder would still be required to exercise the option or SSAR at a time of his or her choosing prior to its expiration or termination, and would still be subject to the same restrictions and risks as would apply in the absence of a Change in Control.

All restricted stock would immediately vest and would be delivered to the holder free from future service or other restrictions.

The performance period for outstanding performance shares would immediately end, and the award would be paid out based on the degree to which the performance criteria specified in each award have been satisfied at that time, which may result in a greater or lesser payout than if the Change in Control had not occurred.
Estimated Amounts Payable
The tables below reflect the amount of compensation payable to each of the Company’s NEOs in the event of termination of the executive’s employment for various reasons and in the event of a Change in Control of the Company, as described above.
The payments and amounts shown assume termination or a Change in Control as of October 30, 2010, the last day of the Company’s 2010 fiscal year, and in the case of stock-related compensation are valued based on the closing price of the Company’s stock on October 29, 2010, the last trading day before that date, which was $8.46 per share. However, the actual amounts to be paid out would be determinable only at the time of each executive officer’s termination.
Payments that would be made to a NEO under benefit plans or employment terms generally available to other salaried employees similarly situated, such as group life or disability insurance and payment of accrued vacation, are not included below.
Victoria M. Holt

	Consideration Payable Upon Termination of Employment Due to:
			Termination by
			the Company
	Voluntary		without “Cause,”				Consideration
	Resignation	Termination by	OR Resignation				Payable Upon a
	without “Good	the Company	for “Good		Death or		Change in
Plan or Agreement	Reason”	for “Cause”	Reason”		Disability		Control
Severance and Non-competition Agreement	$0	$0	$2,600,000		$0		$0	(1)
Deferred Compensation Plan	$0	$0	$0		$0		$0	(2)
Stock Options and SSARs	$0	$0	$0		$327,330		$327,330
Restricted Stock Awards	$0	$0	$0		$1,131,229		$1,131,229
Performance Share Awards	$0	$0	N/A	(3)	N/A	(3)	N/A	(3)

Totals	$0	$0	$2,600,000		$1,458,559		$1,458,559

Randy C. Martin

	Consideration Payable Upon Termination of Employment Due to:
			Termination by
			the Company
	Voluntary		without “Cause,”				Consideration
	Resignation	Termination by	OR Resignation				Payable Upon a
	without “Good	the Company for	for “Good		Death or		Change in
Plan or Agreement	Reason”	“Cause”	Reason”		Disability		Control
Severance and Non-competition Agreement	$0	$0	$733,323	(1)	$0		$0	(1)
Deferred Compensation Plan	$225,317	$0	$225,317		$285,669		$0	(2)
Stock Options and SSARs	$0	$0	$0		$157,300		$157,300
Restricted Stock Awards	$0	$0	$0		$356,394		$356,394
Performance Share Awards	$0	$0	$0	(4)	$0	(4)	$0	(5)

Totals	$225,317	$0	$958,640		$799,363		$513,694

Janet E. Mann

	Consideration Payable Upon Termination of Employment Due to:
			Termination by
			the Company
	Voluntary		without “Cause,”				Consideration
	Resignation	Termination by	OR Resignation				Payable Upon a
	without “Good	the Company for	for “Good		Death or		Change in
Plan or Agreement	Reason”	“Cause”	Reason”		Disability		Control
Severance and Non-competition Agreement	$0	$0	$369,992		$0		$0	(1)
Deferred Compensation Plan	$6,228	$0	$6,228		$24,911		$0	(2)
Stock Options and SSARs	$0	$0	$0		$90,024		$90,024
Restricted Stock Awards	$0	$0	$0		$208,700		$208,700
Performance Share Awards	$0	$0	$0	(4)	$0	(4)	$0	(5)

Totals	$6,228	$0	$376,220		$323,635		$298,724

Michael L. Marcum

	Consideration Payable Upon Termination of Employment Due to:
			Termination by
			the Company
	Voluntary		without “Cause,”				Consideration
	Resignation	Termination by	OR Resignation				Payable Upon a
	without “Good	the Company for	for “Good		Death or		Change in
Plan or Agreement	Reason”	“Cause”	Reason”		Disability		Control
Severance and Non-competition Agreement	$0	$0	$345,823		$0		$0	(1)
Deferred Compensation Plan	$34,756	$0	$34,756		$74,795		$0	(2)
Stock Options and SSARs	$0	$0	$0		$105,270		$105,270
Restricted Stock Awards	$0	$0	$0		$232,227		$232,227
Performance Share Awards	$0	$0	$0	(4)	$0	(4)	$0	(5)

Totals	$34,756	$0	$380,579		$412,292		$337,497

Rosemary L. Klein

	Consideration Payable Upon Termination of Employment Due to:
			Termination by
			the Company
	Voluntary		without “Cause,”				Consideration
	Resignation	Termination by	OR Resignation				Payable Upon a
	without “Good	the Company for	for “Good		Death or		Change in
Plan or Agreement	Reason”	“Cause”	Reason”		Disability		Control
Severance and Non-competition Agreement	$0	$0	$322,105		$0		$0	(1)
Deferred Compensation Plan	$0	$0	$0		$0		$0	(2)
Stock Options and SSARs	$0	$0	$0		$112,608		$112,608
Restricted Stock Awards	$0	$0	$0		$151,849		$151,849
Performance Share Awards	$0	$0	$0	(4)	$0	(4)	$0	(5)

Totals	$0	$0	$322,105		$264,457		$264,457

Notes to Estimated Amounts Payable Tables:
(1)	If termination is within 24 months of a Change in Control, Ms. Holt, Mr. Martin, Ms. Mann, Mr. Marcum and Ms. Klein would receive an amount under the Severance and Non-competition Agreement equal to what such officer would receive if such officer’s employment were terminated by the Company without Cause, or if such officer resigned for Good Reason, provided, however, that Mr. Martin would receive an additional six months’ base salary (at the highest rate paid to him during the three years prior to termination), or an additional $325,000.
(2)	Although a Change in Control results in 100% vesting, there is no payout unless employment terminates.
(3)	Ms. Holt did not own any performance shares at October 30, 2010. She received only SSARs and restricted stock upon the commencement of her employment.
(4)	Represents the value of a pro rata portion of the awards, based on the portion of the performance period completed as of October 30, 2010; however, because the awards would continue for the remainder of the original three-year performance period, the actual payout value would be determinable only at the end of the three-year performance period.
(5)	Represents the actual value as if the performance period had ended on October 30, 2010; there would have been no payout. In the event of a Change in Control, the performance period ends immediately and the awards are paid out.
Mr. Odaniell’s Severance
The Company’s former President and Chief Executive Officer, Myles S. Odaniell, resigned effective September 8, 2010. Pursuant to various employee benefit plans and a Separation Agreement and Release entered into between Mr. Odaniell and the Company effective on that date, Mr. Odaniell became entitled to severance payments equal to two times his previous annual salary of $650,000 plus two times the average annual bonus paid to him for the last two fiscal years of $349,125, amounting to a total separation payment of $1,998,250. Of this amount, $490,000 was paid in fiscal 2010 and the remainder will be paid during the two-year period following Mr. Odaniell’s resignation. Additionally, Mr. Odaniell is entitled to receive the vested balance in his account under the Company’s deferred compensation plan which may not be distributed for six months after Mr. Odaniell’s resignation.
As part of the Separation Agreement and Release, Mr. Odaniell was precluded from a bonus under the Executive Bonus Plan for fiscal 2010, agreed not to compete with the Company or solicit Company employees until the first anniversary of his termination date, and released the Company from any claims.
Mr. Ploeger’s Severance
The Company’s former Executive Vice President — Custom Sheet and Rollstock, Steven J. Ploeger, resigned effective February 8, 2010. Pursuant to the Company’s various employee benefit plans and a Severance and Noncompetition Agreement entered into between Mr. Ploeger and the Company effective March 4, 2010, Mr. Ploeger became entitled to severance payments equal in the aggregate to $200,000 payable in equal payroll period installments over the 12-months beginning on the first payroll date on or after March 15, 2010.
As part of the agreement, Mr. Ploeger agreed not to compete with the Company or solicit Company employees until the second anniversary of his termination date, and to release the Company from any claims.
Post-Employment Restrictions
Certain awards and agreements include express obligations of confidentiality and/or other restrictions after employment ceases, as follows:
Severance and Noncompetition Agreements. These agreements prohibit competing with the Company or soliciting its employees for one year after termination of employment.
Deferred Compensation Plan. In addition to an express confidentiality covenant, this Plan prohibits competing with the Company or soliciting its employees for six months after termination of employment.
Stock Options and SSARs. If within one year after leaving the Company the holder of an option or SSAR either competes with the Company, solicits the Company’s employees, discloses the Company’s confidential information, or engages in other activities deemed detrimental to the Company as specified in the award agreement, the Company has the right to cancel any unexercised portion of the award and to repurchase any shares issued within the past year pursuant to exercise of the award, at the exercise or base price.

SECURITY OWNERSHIP
The following table identifies the aggregate shares of common stock beneficially owned as of December 31, 2010 by each director and each NEO, by the executive officers and directors as a group, and by each person known to the Company to be the beneficial owner of more than 5% of the 30,884,503 shares of common stock outstanding as of that date. Except as otherwise noted, each person has sole voting and investment power as to his or her shares.

				Total Common	Percentage of
	Number of		Right to Acquire	Shares	Common Shares
	Common Shares		Common Shares	Beneficially	Beneficially
Directors and NEOs	Owned		(1)	Owned	Owned

Ralph B. Andy	425,745	(2)	15,000	440,745	1.4%
Randy C. Martin	81,836		222,886	304,722	*
Victoria M. Holt	214,354		—	214,354	*
Myles S. Odaniell **	119,027		82,113	201,140	*
Michael L. Marcum	57,289		40,669	97,958	*
Janet E. Mann	40,049		21,878	61,927	*
Jackson W. Robinson	41,723		15,000	56,723	*
Craig A. Wolfanger	17,302		30,000	47,302	*
Lloyd E. Campbell	30,564		15,000	45,564	*
Steven J. Ploeger **	33,585		8,938	42,523	*
Pamela F. Lenehan	40,602	(3)	—	40,602	*
Walter J. Klein	22,702		15,000	37,702	*
Rosemary L. Klein	20,036		12,695	32,731	*
Edward J. Dineen	11,602		—	11,602	*

All Directors and NEOs as a group (14 persons)	1,156,416		479,179	1,635,595	5.3%

Other beneficial owners in excess of 5% of the common shares outstanding

FMR LLC	4,604,697	(4)	—	4,604,697	15.0%
82 Devonshire Street
Boston, MA 02109

BlackRock Inc.	3,140,777	(5)	—	3,140,777	10.2%
40 East 52nd Street
New York, NY 10022

Dimensional Fund Advisors LP	2,420,905	(6)	—	2,420,905	7.9%
Palisades West, Building One
6300 Bee Cave Road, Austin, TX, 78746

Reed, Connor and Birdwell, LLC	1,848,577	(7)	—	1,848,577	6.0%
11111 Santa Monica Boulevard, Suite 1700
Los Angeles, CA 90025

Royce & Associates, LLC	1,568,407	(8)	—	1,568,407	5.1%
745 Fifth Avenue
New York, NY 10151
Notes to Security Ownership Table:

*	Less than 1.0%.

**	Myles S. Odaniell and Steven J. Ploeger were no longer with the Company as of December 31, 2010.

(1)	Includes shares issuable upon exercise of currently exercisable common stock options and SSARs within 60 days of October 30, 2010. Excludes shares underlying vested restricted stock units that are not deliverable within 60 days of October 30, 2010 as follows: Mr. Andy (4,312 shares), Mr. Campbell (20,840 shares), Mr. Dineen (16,528 shares), Ms. Holt (12,410 shares), Mr. Klein( 20,840 shares), Ms. Lenehan (19,395 shares), Mr. Wolfanger (20,840 shares) and Mr. Robinson (22,403 shares). These shares are deliverable after the director leaves the board.

(2)	Includes 350,261 shares owned by RBA Partners, L.P. Mr. Andy is the sole shareholder of RBA Investments, Inc., which is a 0.1% general partner of RBA Partners, L.P. As such, Mr. Andy, through RBA Investments, Inc. has investment and voting power over the shares owned by RBA Partners, L.P.

(3)	Includes 5,000 shares held by the spouse of Ms. Lenehan over which she shares investment power.

(4)	Based on FMR LLC’s latest Schedule 13G/A filing with the SEC on February 16, 2010, FMR LLC had beneficial ownership of and sole dispositive power with respect to 4,604,697 shares of common stock. FMR LLC had sole power to vote or to direct the vote of 873,570 shares and shared voting or dispositive power for none of the shares. FMR LLC’s Schedule 13G/A includes shares beneficially owned by Edward C. Johnson 3d and Fidelity Management & Research Company (3,668,317 shares), Pyramis Global Advisors Trust Company (864,580 shares) and Pyramis Global Advisors, LLC (71,800 shares).

(5)	Based on BlackRock Inc.’s latest Schedule 13G/A filing with the SEC on May 10, 2010, by BlackRock, Inc. on behalf of itself and Barclays Global Investors, NA, and certain of its affiliates (Barclays Global Investors, NA and such entities are collectively referred to as the “BGI Entities”). On December 1, 2009, BlackRock, Inc. completed its acquisition of Barclays Global Investors, NA from Barclays Bank PLC. As a result, substantially all the BGI Entities are now included as subsidiaries of BlackRock, Inc. The BGI Entities had beneficial ownership of, sole voting power and sole dispositive power with respect to 3,140,777 shares of common stock.

(6)	Based on Dimensional Fund Advisors LP’s latest Schedule 13G filing with the SEC on February 8, 2010, Dimensional Fund Advisors LP in its role as investment advisor or manager, possesses investment and/or voting power over the securities that are owned by the funds and group trusts and separate accounts it advises (“funds”), and may be deemed to be the beneficial owner of the shares held by these funds. However, all securities reported in its Schedule 13G/A are owned by the funds.

(7)	Based on Reed, Conner & Birdwell, LLC’s latest Schedule 13G filing with the SEC on February 16, 2010, Reed, Conner & Birdwell, LLC had beneficial ownership of, sole voting power and sole dispositive power with respect to 1,848,577 shares of common stock.

(8)	Based on Royce & Associates, LLC’s latest Schedule 13G filing with the SEC on February 9, 2010, Royce & Associates LLC had beneficial ownership of, sole voting power and sole dispositive power with respect to 1,568,407 shares of common stock.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own beneficially more than ten percent of a registered class of the Company’s equity securities to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them. To the Company’s knowledge, based solely on review of the copies of such reports filed with the SEC and written representations from its directors and executive officers that no other reports were required, its officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them on a timely basis during our 2010 fiscal year.
EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information as of October 30, 2010 regarding the Company’s 2004 Equity Compensation Plan:

Number of securities
remaining available for
	Number of securities to be	Weighted-average exercise	future issuance under
	issued upon exercise of	price of outstanding	compensation plans
	outstanding options,	options, warrants and	(excluding securities
Plan Category	warrants and rights	rights	reflected in column (1)

Equity compensation plans approved by security holders	2,220,000	$13.93	2,800,622
Equity compensation plans not approved by security holders	None	None	None

Total	2,220,000	$13.93	2,800,622

(1)	The maximum amount of common stock for which equity awards may be granted under the Company’s 2004 Equity Compensation Plan (the “Plan”) is 5,500,000 shares. The Plan prohibits the Company from repricing any stock options granted under the Plan. No equity awards may be granted under the Plan after December 31, 2012. In the event of any stock split, reverse stock split or stock dividend in excess of 5%, or any other recapitalization, combination or exchange affecting the common stock generally, the number and kind of shares available for issuance under the Plan would be appropriately and automatically adjusted.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors unanimously recommends a vote
FOR this proposal (Item 2 on the Proxy Card).
The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2011. The Audit Committee proposes that the shareholders ratify the selection at this Annual Meeting. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and the Board are requesting, as a matter of policy, that the shareholders ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the shareholders do not ratify the appointment, the Audit Committee may investigate the reasons for shareholder rejection and may consider whether to retain Ernst & Young LLP or to appoint another independent registered public accounting firm. Further, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of shareholders and the Company.
Ernst & Young LLP has served as the Company’s independent auditors since fiscal 2002. The Company has had no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.
Ernst & Young LLP has advised the Company that its representatives will be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
During fiscal 2010 and 2009, the Company’s principal auditor, Ernst & Young LLP, provided services in the following categories for the following fees:

Service Category	2010	2009
Audit Fees	$903,968	$1,031,962
Audit-Related Fees	120,300	286,099
Tax Fees	932,488	327,085
All Other Fees	—	—

Total	$1,956,756	$1,645,146
▪	Audit Fees primarily related to work performed in connection with the audit of the Company’s annual financial statements on Form 10-K, the effectiveness of the Company’s internal control over financial reporting and reviews of the Company’s Form 10-Q filings.

▪	Audit-Related Fees related to work performed in connection with the audit of the Company’s employee benefit plan and certain statutory reports.

▪	Tax fees consist of fees billed to us by Ernst & Young LLP for tax compliance, tax planning and other tax services. The aggregate fees billed for tax compliance, including assistance with federal income tax returns, foreign tax compliance, and tax studies including tax credits and tax accounting methods provided to us by Ernst & Young LLP during 2010 and 2009 were $471,638 and $314,335, respectively. In addition to fees being paid for tax compliance services, the Company paid $460,850 and $12,750, respectively, for tax planning and other tax services provided to us by Ernst & Young LLP during 2010 and 2009.
The Audit Committee approved in advance all services provided by Ernst & Young, LLP. The Audit Committee’s pre-approval policies and procedures are included within the Audit Committee Charter, which is posted in the “Investor Relations” section of the Company’s website, www.spartech.com.

AUDIT COMMITTEE REPORT
The Company’s management has the primary responsibility for its financial reporting process, including its systems of internal controls, for the financial statements resulting from that process, and for the public reporting process. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal control over financial reporting.
Each member of the Audit Committee is an independent director as determined by our Board, based on the NYSE listing rules and the Company’s independence guidelines. Each member of the Audit Committee also satisfies the SEC’s additional independence requirement for members of audit committees. In addition, our Board has determined that the Audit Committee’s Chair, Walter J. Klein, is an “audit committee financial expert” as defined by SEC rules.
The Audit Committee retains the independent registered public accounting firm and oversees the Company’s financial reporting process and the audit on behalf of the Board. In fulfilling our oversight responsibilities for fiscal 2010, the Audit Committee:
▪	Retained Ernst & Young LLP to perform the fiscal 2010 audit of the Company’s annual financial statements on Form 10-K.

▪	Reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended October 30, 2010 as well as the fiscal 2010 quarterly unaudited financial statements.

▪	Reviewed and discussed with management the quality and the acceptability of the Company’s financial reporting, internal controls and such other matters as are required to be discussed with the Audit Committee under auditing standards of the Public Company Accounting Oversight Board (United States).

▪	Reviewed with Ernst & Young LLP and the Company’s internal auditors the overall scope and plans for their respective audits as well as the results of their examinations and their evaluations of the Company’s internal controls.

▪	Reviewed significant audit findings by Ernst & Young LLP and by the Company’s internal auditors, together with management’s responses.

▪	Reviewed with Ernst & Young LLP their judgments as to the quality and the acceptability of the Company’s financial reporting.

▪	Met with Ernst & Young LLP and the Company’s internal auditors, separately and together, with and without management present, to discuss the Company’s financial reporting processes and internal accounting controls.

▪	Received from Ernst & Young LLP, the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board, and discussed with Ernst & Young LLP the auditors’ independence from management and the Company, including the impact of permitted non-audit-related services approved by the Audit Committee to be performed by Ernst & Young LLP and concluded that Ernst & Young LLP’s provision of audit and non-audit services to Spartech and its affiliates is compatible with Ernst & Young LLP’s independence.

▪	Discussed with Ernst & Young LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
Based on the above reviews and discussions, we recommended to the Board that the audited financial statements for the fiscal year ended October 30, 2010 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

/s/ Walter J. Klein	/s/ Lloyd E. Campbell	/s/ Craig A. Wolfanger
Walter J. Klein (Chair)	Lloyd E. Campbell	Craig A. Wolfanger

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors unanimously recommends a vote
FOR this proposal (Item 3 on the Proxy Card).
Recently enacted federal legislation (Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) requires that we include in this proxy statement a non-binding shareholder vote on our executive compensation as described in this proxy statement (commonly referred to as “Say-on-Pay”) and a non-binding shareholder vote to advise on whether the frequency of the Say-on-Pay vote should occur every one, two or three years.
We encourage shareholders to review the Compensation Discussion and Analysis section beginning on page 11. Our executive compensation program has been designed to pay for performance and align our compensation programs with business strategies focused on long-term growth and creating value for shareholders while also paying competitively and focusing on the total compensation perspective. We feel this design is evidenced by the following:
▪	We provide a significant portion of our total compensation in the form of performance-based compensation.

▪	Our annual performance-based bonus is based on the achievement of corporate financial measures, such as adjusted EBITDA and net working capital as a percentage of sales and individual goals and objectives that promote the Company’s success.

▪	Our long-term incentive opportunities are based on achieving long-term shareholder value; for example, SSARs provide value only in the event of long-term increases in our common stock market price.

▪	Our pay for performance philosophy was evidenced in fiscal 2010 as the performance share awards issued to certain executive officers in fiscal 2008, which vested at the end of fiscal 2010, did not pay out.

▪	The Compensation Committee retains negative discretion over annual performance-based bonuses and performance shares applicable to the named executive officers and has exercised such discretion to limit the amount that would otherwise have been payable under such awards, most recently in connection with the annual performance-based bonus for fiscal 2010.

▪	We provide a mix of short-term and long-term and cash and non-cash compensation that we believe allows us to strike a balance between offering competitive executive compensation packages and aligning executive officer compensation with business strategies focused on long-term growth and creating value for shareholders.

▪	We require substantial stock ownership by our named executive officers.
The Board strongly endorses the Company’s executive compensation program and recommends that shareholders vote in favor of the following resolution:
RESOLVED, that the shareholders approve the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis and the tabular and narrative disclosure herein.
Because the vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements.
The Compensation Committee encourages shareholders to contact it if there are concerns with the Company’s executive compensation program. Such parties can contact the Compensation Committee by mail at: Spartech Board of Directors, Attention: Ralph B. Andy, Chairman of the Board of Directors, c/o Spartech Corporation, 120 S. Central Avenue, Suite 1700, Clayton, Missouri 63105-1705. All communications made by this means will be received directly by the Chairman of the Board and passed on to the Compensation Committee.

PROPOSAL 4
ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors unanimously recommends a vote
FOR the option of “ONE YEAR” (Item 4 on the Proxy Card).
As mentioned above, recently enacted legislation requires that we include in this proxy statement a separate non-binding shareholder vote to advise on whether the frequency of the Say-on-Pay vote should occur every one, two or three years. You have the option to vote for any one of the three options, or to abstain on the matter.
The Board of Directors has determined that an annual advisory vote on executive compensation is the best approach for the Company. In formulating its recommendation, the Board of Directors considered that an annual advisory vote on executive compensation will allow shareholders to provide direct input on the Company’s compensation philosophy, policies and practices every year. Additionally, an annual advisory vote on executive compensation is consistent with the Company’s policy of seeking input from, and engaging in discussions with, its shareholders on executive compensation and corporate governance matters.
The option receiving the greatest number of votes (every one, two or three years) will be considered the frequency approved by shareholders. Although the vote is non-binding, the Board of Directors will take into account the outcome of the vote when making future decisions about the frequency for holding an advisory vote on executive compensation.

PROPOSAL 5
APPROVAL OF THE COMPANY’S 2011 EXECUTIVE BONUS PLAN AND, FOR PURPOSES OF SECTION 162(M) OF
THE INTERNAL REVENUE CODE, THE MATERIAL TERMS OF THE PLAN, INCLUDING THE LIST OF
PERFORMANCE GOALS THROUGH WHICH AWARDS MADE UNDER THE PLAN MAY BE EARNED IN ORDER TO
QUALIFY THOSE AWARDS AS PERFORMANCE-BASED COMPENSATION

The Board of Directors unanimously recommends a vote
FOR this proposal (Item 5 on the Proxy Card).
The Board of Directors has directed the submission to the shareholders of a proposal to approve the Spartech Corporation 2011 Executive Bonus Plan (the “Plan”), which was adopted by the Compensation Committee of the Board of Directors on December 15, 2010, and, for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to approve the material terms of the Plan, including the list of performance goals through which awards made under the Plan may be earned in order to qualify those awards as performance-based compensation. The Plan is the vehicle by which the Compensation Committee intends to determine the annual and long-term cash bonuses for our executive officers in fiscal 2011 and subsequent years. Under the Plan, executive officer bonuses will be based on pre-established, objective criteria and performance goals which are directly related to our operating or financial results. If this proposal is adopted, the Plan will replace the Company’s 2006 Executive Bonus Plan. If this proposal is not adopted, the Compensation Committee may nevertheless award bonuses either on the same basis as in the Plan or as otherwise determined by the Compensation Committee; however, in such event any portion of certain executive officers’ compensation over $1 million may not be deductible by us. A copy of the Plan is attached hereto as Appendix A.
The purpose of the Plan is to use performance-based compensation to attract, motivate and reward eligible employees. The Plan is designed to ensure that, subject to shareholder approval, compensation payable under the Plan will qualify as performance-based compensation under Section 162(m) of the Code, and thereby help to ensure that the Company is able to continue fully deducting its executive officer bonuses for federal income tax purposes.
Summary Description of the Plan
The following is a description of the major provisions of the Plan:
Administration by Independent Committee. The Plan must be administered by a committee comprised solely of two or more independent directors of the Company. The Compensation Committee meets these qualifications and will administer the Plan. Unless otherwise determined by the Compensation Committee, the provisions of the Plan will be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility of the payment of any bonuses by us.
Performance Periods. The Plan authorizes the Compensation Committee to establish periods (“Performance Periods”) over which our performance will be measured to determine whether and in what amounts to pay bonuses to participants. Each Performance Period must be established in writing prior to the expiration of any prescribed time period for the pre-establishment of performance goals under Section 162(m) of the Code.
Eligibility and Participation. All of our executive officers, including the Chief Executive Officer, are eligible to participate in the Plan; currently, 11 individuals meet this requirement. For each Performance Period, the Compensation Committee must designate one or more eligible employees as participants in the Plan and will also designate those participants who are or may become “covered employees” (as defined in Section 162(m) of the Code) for the applicable Performance Period.
Performance Goals. For each Performance Period, the Compensation Committee must establish in writing one or more objective performance goals, and adopt objective formulas or standards for computing the amounts of bonuses payable under the Plan based on actual results compared to the performance goals. All performance goals must be based upon one or more of the following objective business criteria: sales, sales growth, earnings (before or after taxes) growth, operating earnings (before or after taxes), pre-tax or after-tax gross or net income, earnings per share, return on equity or investment, working capital or specific elements thereof, return on capital employed or invested, cash flow, market share, stock price, growth in stock price, total shareholder return, costs, productivity, economic value added, customer satisfaction, product returns, on-time product delivery or product quality. Performance goals may be Company-wide or may be specific to a business unit. The performance goals and target bonuses may be different, or may be weighted differently, for different participants or classes of participants.

Amounts of Bonuses. For each Performance Period, the Compensation Committee must also establish one or more formulas or standards for determining the amounts of bonuses which may be paid to the designated participants. Prior to payment of any bonus under the Plan, the Compensation Committee must determine and certify in writing the achievement of the applicable performance goals and the amount of any bonuses payable to the participants for such Performance Period under the applicable formulas or standards. The Compensation Committee has the discretion to cancel or decrease the amounts payable to participants below the formula or standard amount to reflect individual performance and/or unanticipated factors.
Amendment and Termination. The Board of Directors may amend the Plan from time to time. However, no amendment to the Plan may be made without shareholder approval unless the Compensation Committee determines that shareholder approval of the amendment is not required in order for bonuses paid to covered employees to constitute qualified performance-based compensation under Section 162(m) of the Code.
Acceleration Events. Upon a Change in Control of the Company (as defined in the Plan), all bonuses would become immediately payable in cash, with any uncompleted Performance Period deemed ended and appropriate adjustments made to minimum performance goals and formulas to reflect the shortening of such Performance Period. Thereafter, the Compensation Committee would not be permitted to exercise its discretion to reduce the amounts of bonuses payable to any participant and could make no amendments adverse to any participant without that participant’s consent.
Federal Income Tax Consequences. Each participant in the Plan will realize ordinary income equal to the amount of any bonuses received in the year of payment, and, with the possible exception of bonuses paid upon a Change in Control, we will receive a deduction for the amount constituting ordinary income to all participants in the Plan.

BOARD OF DIRECTOR NOMINATIONS
Shareholders who wish to recommend a candidate for election to the Board may submit such recommendation based on the Company’s Bylaws noted in the below section “Proposals of Shareholders” to the Chairman of the Board at the address set out under “Communication With Directors,” above. Any recommendation must include name, contact information, background, experience and other pertinent information on the proposed candidate in accordance with the Company’s Bylaws and must be received in writing not later than December 17, 2011 and not earlier than November 17, 2011 for consideration by the Governance Committee for the 2012 Annual Meeting.
PROPOSALS OF SHAREHOLDERS
PROPOSALS INCLUDED IN THE PROXY STATEMENT
Proposals of shareholders that are intended to be presented by such shareowners at the 2012 Annual Meeting and that shareholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company at its principal executive offices no later than 5:00 p.m., Central Time, October 10, 2011, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement in accordance with applicable regulations governing the solicitation of proxies.
PROPOSALS NOT INCLUDED IN THE PROXY STATEMENT
If a shareholder wishes to present a proposal at the 2012 Annual Meeting or to nominate one or more directors and the proposal is not intended to be included in the proxy statement relating to that meeting, the shareholder must give advance written notice to the Company prior to the deadline for such meeting determined in accordance with the Bylaws. In general, the Bylaws provide that such notice should be addressed to the Corporate Secretary and be received at the Company’s principal executive offices no less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, except in certain circumstances. For purposes of the 2012 Annual Meeting, such notice must be received not later than December 17, 2011 and not earlier than November 17, 2011. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. The Bylaws set out specific requirements that such shareholders and written notices must satisfy. Any shareholder filing a written notice of nomination for director must describe various matters regarding the nominee and the shareholder and the underlying beneficial owner, if any, including, among other things, such information as name, address, occupation, shares, rights to acquire shares and other derivative securities or short interest held, and any relevant understandings or arrangements between the shareholder and beneficial owner, if any. Any shareholder filing a notice to bring other business before a shareholder meeting must include in such the same type of information as well as, among other things, the text of the proposal or business and the reasons therefore, and other specified matters.
The Bylaws also set out specific eligibility requirements that nominees for director must satisfy, which require nominees to:
▪	complete and return a written questionnaire with respect to the background and qualification of the nominees and the background of any other person or entity on whose behalf the nomination is being made; and

▪	provide a written representation and agreement that the nominee:
▪	is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company, or (2) any Voting Commitment that could limit or interfere with the nominee’s ability to comply, if elected as a director, with the nominee’s fiduciary duties under applicable law;

▪	is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and

▪	would be in compliance if elected as a director and will comply with all of the Company’s applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.
Copies of these requirements will be forwarded to any shareholder upon written request.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT
Shareholders may view this proxy statement and the 2010 Annual Report to Shareholders over the Internet by accessing the Company’s website at www.spartech.com and clicking on the “Investor Relations” section. Information included on this website does not constitute part of this proxy statement.
OTHER INFORMATION
The Board knows of no matter, other than those referred to in this proxy statement, which will be presented at the meeting. However, if any other matters, including a shareholder proposal excluded from this proxy statement pursuant to the rules of the SEC, properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote in accordance with their best judgment on such matters. Should any nominee for director be unable to serve or for good cause will not serve at the time of the meeting or any adjournments thereof, the persons named in the proxy will vote for the election of such other person for such directorship as the Board may recommend, unless, prior to the meeting, the Board has eliminated that directorship by reducing the size of the Board. The Board is not aware that any nominee herein will be unable to serve or for good cause will not serve as a director.

APPENDIX A
SPARTECH CORPORATION 2011 EXECUTIVE BONUS PLAN
ARTICLE 1. ESTABLISHMENT OF PLAN
     1.1 This Spartech Corporation 2011 Executive Bonus Plan has been adopted by the Company for the purpose of attracting, motivating and rewarding certain employees of the Company with performance-based compensation.
ARTICLE 2. DEFINITIONS
     2.1 As used in this Plan:
     (a) “Board” means the Board of Directors of the Company.
     (b) “Bonus” means the amount of compensation payable to any Participant with respect to a Performance Period established under the Plan.
     (c) “Change in Control” has the meaning given in Section 5.1.
     (d) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.
     (e) “Committee” means the Committee described in Section 6.1.
     (f) “Company” means Spartech Corporation.
     (g) “Covered Employee” means a covered employee as defined in Section 162(m)(3)(A) and (3)(B) of the Code.
     (h) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations and interpretations promulgated thereunder.
     (i) “Participant” means an executive officer of the Company.
     (j) “Performance Goals” has the meaning given in Section 3.2.
     (k) “Performance Period” shall mean (1) the Company’s fiscal year or any other period during a fiscal year that the Committee, in its sole discretion, may determine, or (2) a period consisting of two or more of the Company’s fiscal years or such other period of time greater than 12 months designated by the Committee under Section 3.1, over which performance will be measured to determine whether and in what amounts to pay Bonuses to Participants.
     (l) “Plan” means this Spartech Corporation 2011 Executive Bonus Plan, as amended from time to time.

ARTICLE 3. ESTABLISHMENT AND TERMS OF PERFORMANCE PERIODS
     3.1 The Committee shall establish one or more Performance Periods under the Plan. Each Performance Period must be established in writing prior to the expiration of any prescribed time period for the pre-establishment of performance goals under Section 162(m) of the Code.
     3.2 For each Performance Period, the Committee shall (i) designate the Participants, specifying those Participants whom the Committee believes may be or become Covered Employees for the applicable Performance Period, (ii) establish in writing one or more objective Performance Goals for each Participant or class of Participants, and (iii) adopt objective formulas or standards for computing the amounts of Bonuses payable under the Plan based on actual results compared to the Performance Goals. The Performance Goals shall be established no later than 90 days after the commencement of the Performance Period to which it relates and before 25% of the Performance Period has lapsed. Furthermore, the outcome of such Performance Goals must be substantially uncertain at the time the Committee actually establishes the Performance Goal(s).
     3.3 All Performance Goals shall be based upon one or more of the following objective business criteria: sales, sales growth, earnings (before or after taxes) growth, operating earnings (before or after taxes), pre-tax or after-tax gross or net income, earnings per share, return on equity or investment, working capital or specific elements thereof, return on capital employed or invested, cash flow, market share, stock price, growth in stock price, total shareholder return, costs, productivity, economic value added, customer satisfaction, product returns, on-time product delivery or product quality. Performance Goals may be Company-wide or may be specific to a business unit. The Performance Goals and target Bonuses may be different, or may be weighted differently, for different Participants or classes of Participants.
ARTICLE 4. AMOUNT AND PAYMENT OF BONUSES
     4.1 Prior to payment of any Bonus under this Plan, the Committee shall certify in writing the achievement of the applicable Performance Goals and the amount of any Bonuses payable to the Participants for such Performance Period under the applicable formulas or standards.
     4.2 Bonuses payable for a Performance Period shall be paid not later than January 15 of the calendar year following the fiscal year in which the Performance Period ends. The Company shall withhold from any amount payable under the Plan all taxes required to be withheld by any federal, state or local government.
     4.3 Except to the extent that a written contract between the Company and the Participant may provide otherwise, a Participant whose employment terminates for any reason prior to the end of a Performance Period, or who voluntarily resigns after the end of the Performance Period and prior to the time of payment, shall have no right to any portion of a Bonus for that Performance Period.
     4.4 Notwithstanding the degree to which the applicable Performance Goals are satisfied the Committee shall have the discretion to cancel or decrease the amount of any Participant’s Bonus below the standard or formula amount to reflect individual performance and/or unanticipated factors.

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     4.5 No Bonuses shall be paid under this Plan until the Plan has received stockholder approval as required by Section 162(m) of the Code.
ARTICLE 5. CHANGE IN CONTROL
     5.1 For purposes of this Plan, “Change in Control” means:
     (a) The acquisition by any Person of 50% or more of the combined voting power of all the Company’s then outstanding voting securities, unless prior to such acquisition the Board has approved such acquisition and determined that it is in the best interests of the Company and its shareholders; or
     (b) The consummation of any merger, consolidation or other transaction involving the Company, or of any one of a series of related transactions, as a result of which (i) the Company would not be the surviving corporation, or (ii) the holders of the Company’s common stock immediately prior to such transaction would not own at least a majority of the voting power of the Company immediately after the transaction in substantially the same relative proportions as they owned the Company’s common stock immediately prior to the transaction, or (iii) the Company’s common stock would be converted into cash or other securities of the Company other than voting securities having substantially the same relative and proportionate voting power in the entity or entities surviving the transaction as the common stock has immediately prior to the transaction; or
     (c) The commencement of any tender offer subject to Section 14(d) of the Exchange Act for 20% or more of the Company’s common stock; if the person making such offer could own 50% or more of such common stock when the tender offer terminates; or
     (d) Any change or changes in the composition of the Board within any twenty-four month period such that the individuals constituting the Board at the beginning of such period, together with any individuals who became directors after the beginning of such period whose election by the Board or nomination for election by the Company’s shareholders was approved by at least a majority of the directors who were on the Board at the beginning of such period or whose election was previously approved in the same manner, cease to constitute a majority of the Board; or
     (e) The approval by the stockholders of the Company of a plan of complete liquidation of the Company or the consummation of a transaction resulting in the sale or disposition by the Company of all or substantially all the Company’s assets.
For purposes of this Article, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Company stock.

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     5.2 On the date a Change in Control occurs, notwithstanding anything else to the contrary herein:
     (a) All Bonuses with respect to a completed Performance Period shall be immediately payable in cash;
     (b) With respect to the current Performance Period, such Performance Period shall be deemed to have ended and the applicable Performance Goals and formulas or standards shall be appropriately adjusted to reflect the length of such Performance Period in comparison to the originally established Performance Period, and all Bonuses for such Performance Period shall be immediately payable in cash on a pro-rated basis;
     (c) The Committee shall not have the discretion provided in Section 4.5 to cancel or decrease the amount of any Participant’s Bonus below the amount which would otherwise have been payable to the Participant under the applicable formula or standard and under this Section 5.2; and
     (d) The provisions of this Section 5.2 may not thereafter be amended adversely to any Participant without the written consent of the Participant.
ARTICLE 6. ADMINISTRATION OF PLAN
     6.1 The Plan shall be administered by a Committee established by the Board. The Committee shall be comprised solely of two or more independent directors of the Company as determined under the Company’s Corporate Governance Guidelines and Director Independence Policy, and each of whom shall also qualify as an “outside director” as defined for purposes of Section 162(m) of the Code. Until changed by the Board, the members of the Compensation Committee shall serve as the members of the Committee. The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. Unless otherwise determined by the Committee, the provisions of this Plan shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility by the Company or its Subsidiaries of the payment of any Bonuses.
ARTICLE 7. TERM, TERMINATION AND AMENDMENT
     7.1 The Plan shall continue in effect until it is terminated. The Committee may terminate the Plan at any time.
     7.2 The Committee may amend the Plan at any time. However, no amendment to the Plan may be made without stockholder approval unless the Committee determines that stockholder approval of the amendment is not required in order for Bonuses paid to Covered Employees to constitute qualified performance-based compensation under Section 162(m) of the Code.
ARTICLE 8. MISCELLANEOUS
     8.1 The Plan shall not give any Participant the right to continued employment, or limit the right of the Company or any subsidiary to discharge a Participant from employment, or restrict

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any Participant from resigning from such employment, or restrict the Company or any subsidiary from increasing or decreasing the compensation or changing the job classification of any Participant.
     8.2 Except as required by law, no amount payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to do any such thing shall be void.
     8.3 Nothing contained in the Plan shall prohibit the Company from adopting any other bonus or incentive plan or from granting other performance awards or other forms of cash or non-cash remuneration to employees (including Participants) under such conditions, and in such form and manner, as the Company sees fit.
     8.4 Subject to the provisions of applicable federal law, the Plan shall be administered, construed and enforced according to the laws of Missouri and in the state or federal courts situated in the City or County of St. Louis, Missouri.
     8.5 The invalidity of any particular clause, provision or covenant herein shall not invalidate all or any part of the remainder of the Plan, but such remainder shall be and remain valid in all respects as fully as the law and the accomplishment of the general purposes of the Plan will permit.

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Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945 Address Change? Mark box, sign, and indicate changes below: COMPANY # TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD. The Board of Directors Recommends a Vote FOR Each of the Proposals and 1 Year for Item 4. 1. Election of directors: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 1.1. Ralph B. Andy 1.2. Lloyd E. Campbell 1.5. Walter J. Klein 1.6. Pamela F. Lenehan 1.3. Edward J. Dineen 1.4. Victoria M. Holt Please fold here — Do not separate 1.7. Jackson W. Robinson 1.8. Craig A. Wolfanger 2. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year. 3. An advisory vote on executive compensation. For For Against Against Abstain Abstain For Item 4 the Board of Directors recommends a vote for 1 year: 4. An advisory vote to determine the frequency of future advisory 1 Year 2 Years 3 Years Abstain votes on executive compensation. 5. To approve the Company’s 2011 Executive Bonus Plan. For Against Abstain 6. To transact such other business as may properly come before the meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Date Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

SPARTECH CORPORATION ANNUAL MEETING OF STOCKHOLDERS March 17, 2011 8:00 a.m. CST St. Louis Club 7701 Forsyth Boulevard St. Louis, MO 63105 Spartech Corporation 120 S. Central Avenue, Suite 1700 Clayton, MO 63105 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on March 17, 2011. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” Each of the Proposals and 1 year for Item 4. By signing the proxy, you revoke all prior proxies and appoint Victoria M. Holt, Rosemary L. Klein, and Randy C. Martin, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET PHONE MAIL www.eproxy.com/seh 1-800-560-1965 Mark, sign and date your proxy Use the Internet to vote your proxy Use a touch-tone telephone to card and return it in the until 12:00 p.m. (CT) on vote your proxy until 12:00 p.m. postage-paid envelope provided. March 16, 2011. (CT) on March 16, 2011. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.